Exhibit 4(a)

CONSTELLATION ENERGY GROUP, INC.

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

AS TRUSTEE

INDENTURE

DATED AS OF JULY 24, 2006

TABLE OF CONTENTS

		Page
	ARTICLE I

	DEFINITIONS

SECTION 1.01.	Definitions	1
SECTION 1.02.	Rules of Construction	6

	ARTICLE II

	THE SECURITIES

SECTION 2.01.	Forms of Securities	6
SECTION 2.02.	Authentication Agent and Form of Certificate of Authentication	7
SECTION 2.03.	Global Securities	7

	ARTICLE III

	ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

SECTION 3.01.	Title, Amount and Terms of Securities	8
SECTION 3.02.	Denominations, Dates, Interest Payment and Record Dates, and Place of Payment	9
SECTION 3.03.	Execution of Securities	10
SECTION 3.04.	Exchange and Registration of Transfer of Securities	10
SECTION 3.05.	Mutilated, Destroyed, Lost or Stolen Securities	12
SECTION 3.06.	Temporary Securities	12
SECTION 3.07.	Cancellation of Securities Paid, etc.	13
SECTION 3.08.	CUSIP Numbers	13

	ARTICLE IV

	REDEMPTION

SECTION 4.01.	Applicability of This Article	13
SECTION 4.02.	Election to Redeem: Notices to Trustee	14
SECTION 4.03.	Selection of Securities to Be Redeemed	14
SECTION 4.04.	Notice of Redemption	14
SECTION 4.05.	Deposit of Redemption Price	15
SECTION 4.06.	Payment of Securities Called for Redemption	15
SECTION 4.07.	Delegation of Duties by Trustee	16

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SECTION 11.05.	Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee	39

	ARTICLE XII

	CONSOLIDATION, MERGER AND SALE

SECTION 12.01.	Corporation May Consolidate, etc., on Certain Terms	39
SECTION 12.02.	Successor Corporation to Be Substituted	40
SECTION 12.03.	Opinion of Counsel to Be Given To Trustee	40

	ARTICLE XIII

	SATISFACTION AND DISCHARGE

SECTION 13.01.	Satisfaction and Discharge of Indenture	40
SECTION 13.02.	Deposited Moneys to Be Held in Trust by Trustee	41
SECTION 13.03.	Paying Agent to Repay Moneys Held	41
SECTION 13.04.	Return of Unclaimed Moneys	41

	ARTICLE XIV

	IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 14.01.	Indenture and Securities Solely Corporate Obligations	42

	ARTICLE XV

	SINKING FUNDS

SECTION 15.01.	General	42
SECTION 15.02.	Satisfaction of Sinking Fund Payments with Securities	42
SECTION 15.03.	Redemption of Securities for Sinking Fund	43

	ARTICLE XVI

	CONVERSION OF SECURITIES

SECTION 16.01.	Conversion Privilege and Conversion Rate	43
SECTION 16.02.	Exercise of Conversion Privilege	43
SECTION 16.03.	Fractions of Shares	45
SECTION 16.04.	Adjustment of Conversion Rate	45
SECTION 16.05.	Notice of Adjustments of Conversion Rate	50
SECTION 16.06.	Notice of Certain Corporate Action	51
SECTION 16.07.	Corporation to Reserve Common Stock; Registration; Listing	52
SECTION 16.08.	Taxes on Conversions	52
SECTION 16.09.	Covenant as to Common Stock	52

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Exhibits:

Exhibit A	Form of Fixed Rate Unsecured Debt Securities	A-1

Exhibit B	Form of Floating Rate Unsecured Debt Securities	B-1

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CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310 (a)(1)	8.09
(a)(2)	8.09
(a)(3)	N/A
(a)(4)	N/A
(b)	8.08; 8.10
(c)	N/A
311 (a)	8.14
(b)	8.14
(c)	N/A
312 (a)	6.01
(b)	17.04
(c)	17.04
313 (a)	6.04
(b)(1)	N/A
(b)(2)	6.04
(c)	6.04
(d)	6.04
314 (a)	6.03
(b)	N/A
(c)(1)	6.03, 17.05
(c)(2)	6.03, 17.05
(c)(3)	6.03, 17.05
(d)	N/A
(e)	17.05
(f)	N/A
315 (a)	8.01
(b)	7.08
(c)	8.01
(d)	8.01
(e)	7.09
316 (a) (last sentence)	9.04
(a)(1)(A)	7.07
(a)(1)(B)	7.07
(a)(2)	N/A
(b)	7.04
317 (a)(1)	7.02
(a)(2)	7.02
(b)	5.04
318 (a)	17.07

N/A means Not Applicable

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

THIS INDENTURE, dated as of July 24, 2006 between CONSTELLATION ENERGY GROUP, INC. a corporation duly organized and existing under the laws of the State of Maryland (as further defined below, the “Corporation”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, a New York banking corporation duly organized and existing under the laws of the State of New York (as further defined below, the “Trustee”).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Corporation has duly authorized the issue of its unsecured debt securities from time to time in series (all such series of debt securities are herein collectively called the “Securities”), unlimited as to principal amount and, to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Corporation has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all acts and things necessary to constitute these presents a valid agreement according to its terms have been done and performed, and the execution and delivery of this Indenture have in all respects been duly authorized, and the Corporation proposes to do all acts and things necessary to make the Securities, when executed by the Corporation and authenticated and delivered by the Trustee, as in this Indenture provided, and issued, the valid, binding and legal obligations of the Corporation;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Securities are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Securities by the holders thereof, the Corporation covenants and agrees with the Trustee for the equal and proportionate benefit, except as otherwise expressly provided in this Indenture, of the respective holders from time to time of the Securities as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control”, when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving Convertible Securities of any series issued in global form or beneficial interest therein, the rules and procedures of the Depositary for such series, in each case to the extent applicable to such transaction and as in effect from time to time.

“Board of Directors” means the board of directors of the Corporation or any duly authorized committee thereof or any directors or officers of the Corporation to whom such Board of Directors or such committee shall have duly delegated its authority to act hereunder.

“Board Resolution” means a resolution of the Board of Directors or of any duly authorized committee of the Board of Directors or the written declaration of any director or officer of the Corporation to whom the Board of Directors or such committee shall have duly delegated its authority to act with respect to the matter covered by such declaration, a copy of which has been certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors, such committee, or such director or officer, as the case may be, and to be in full force and effect on the date of such certification, which certification shall, in the case of any action taken by any such duly authorized committee, director or officer, include a copy of the resolution or resolutions of the Board of Directors, and/or committee thereof, establishing the authority of the committee, director or officer with respect to the action taken.

“Business Day” means any day other than a Legal Holiday.

“Closing Price Per Share” means, with respect to the Common Stock, for any day, (i) the last reported sale price regular way on such day or, if no such sale takes place on such date, the average of the reported closing bid and asked prices regular way of such Common Stock, in each case on the principal national securities exchange on which such Common Stock is listed, if the Common Stock is listed on a national securities exchange, or the National Market System of the National Association of Securities Dealers, Inc. or, if the Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the Common Stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Corporation.

“Common Stock” means the Common Stock, no par value, of the Corporation authorized at the date of this instrument as originally executed or as such stock may be constituted from time to time (including upon a change in the par value of such securities). Subject to the provisions of Section 16.11 of this Indenture, shares issuable on conversion of Convertible Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Convertible Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Conversion Agent” means any person authorized by the Corporation to convert Convertible Securities in accordance with Article Sixteen hereof. Unless otherwise specified in or pursuant to the Board Resolution establishing any series of Convertible Securities, the Corporation initially appoints the Trustee to act as Conversion Agent.

“Conversion Rate” has the meaning specified in Section 16.01 of this Indenture.

“Convertible Securities” means any series of Securities convertible into Common Stock.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 17.03 or such other address as to which the Trustee may give notice to the Corporation.

“Corporation” means Constellation Energy Group, Inc., a Maryland corporation, and any successor thereto.

“Corporation Request” means a written request or order signed in the name of the Corporation by (i) its Chairman of the Board, President and Chief Executive Officer, a Vice President or the Treasurer and by (ii) its principal financial officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in global form, the person specified in Section 3.01(10) as the Depositary with respect thereto, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Discounted Security” means any Security which provides for an amount (excluding any amounts attributable to accrued but unpaid interest thereon) less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 7.01.

“Event of Default” means any event specified in Section 7.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

“Federal Bankruptcy Code” shall mean Title 11 of the United States Code.

“Indenture” means this Indenture, as amended or supplemented from time to time, and shall include the form of each particular series of Securities established as provided in Section 2.01.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions in New York State or The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Officer” means, with respect to the Corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Executive Vice President, Senior Vice President or Vice President of the Corporation.

“Officers’ Certificate” means a certificate signed on behalf of the Corporation by two Officers of the Corporation, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Corporation, that meets the requirements of Section 17.05.

“Opinion of Counsel” means an opinion from legal counsel that includes the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section. The counsel may be an employee of or counsel to the Corporation.

“Outstanding”, when used with reference to Securities and subject to the provisions of Section 9.04, means, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities or portions thereof, for the payment of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Corporation) or shall have been set aside and segregated in trust by the Corporation (if the Corporation shall act as its own paying agent); and

(3) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 3.05, or which shall have been paid, unless proof satisfactory to the Trustee is presented that any such Securities are held by any person in whose hands any of such Securities is a legal, valid and binding obligation of the Corporation.

In determining whether the holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discounted Security shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 7.01.

When used with respect to Convertible Securities, the term “Outstanding” shall have the same meaning as provided above, except that Securities converted into Common Stock pursuant to Article Sixteen of this Indenture shall not be considered Outstanding.

“Prospectus” means a prospectus, filed by the Corporation with the Securities and Exchange Commission pursuant to Rule 424(b) or (c) promulgated under the Securities Act of 1933, as amended, which sets forth the terms of the Securities described therein.

“Record Date Period” means the period from the close of business of any regular record date next preceding any interest payment date to the opening of business on such interest payment date.

“Redemption Date,” when used with respect to any Convertible Security to be redeemed, means the date fixed for such redemption by or pursuant to Article Four of the Indenture.

“Responsible Officer” means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office of the Trustee, including any managing director, director, vice president, assistant vice president, assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Security” or “Securities” means any debt security or debt securities, as the case may be, authenticated and delivered under this Indenture in temporary or permanent form and global or definitive form.

“Securityholder” or “holder of Securities” or other similar terms, means any person in whose name at the time a particular Security is registered on the books of the Corporation kept for that purpose in accordance with the terms hereof.

“Series” when used with respect to the Securities shall mean all Securities described in a Board Resolution as being part of any particular series.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries, or by the Corporation and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock or other similar interests in the corporation which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the Trust Indenture Act; except as provided in Section 11.03.

“Trustee” means Deutsche Bank Trust Company Americas until a successor replaces Deutsche Bank Trust Company Americas in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Yield to Maturity”, when used with respect to any Discounted Security shall mean the yield to maturity, if any, set forth in the Prospectus relating thereto, which shall be equal to the yield to maturity, if any, set forth on the face of such Security.

SECTION 1.02. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) “or” is not exclusive and “including” means “including without limitation”;

(3) words in the singular include the plural, and in the plural include the singular;

(4) references to sections of or rules under the Securities Act of 1933 or the Securities Exchange Act of 1934 shall be deemed to include substitute, replacement or successor sections or rules adopted from time to time;

(5) references to any statute, law, rule or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law, rule or regulation; and

(6) any transaction or event shall be considered “permitted by” or made “in accordance with” or “in compliance with” this Indenture or any particular provision thereof if such transaction or event is not expressly prohibited by this Indenture or such provision, as the case may be.

ARTICLE II

THE SECURITIES

SECTION 2.01. Forms of Securities. The Securities shall be in such form or forms as shall be established by or pursuant to a Board Resolution, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements imprinted thereon as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval).

Prior to the delivery of a Security in any such form to the Trustee for authentication, the Corporation shall deliver to the Trustee the following:

(1) a written order of the Corporation requesting the Trustee’s authentication and delivery of the Securities;

(2) the Board Resolution by or pursuant to which such form of Security has been approved, and, if a form of security is to be approved by officer action pursuant to a Board Resolution, an Officers’ Certificate describing the action taken;

(3) an Officers’ Certificate dated the date such certificate is delivered to the Trustee, stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities in such form have been complied with; and

(4) an Opinion of Counsel stating that Securities in such form when completed by appropriate insertions and executed and delivered by the Corporation to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture within the authorization as to aggregate principal amount established from time to time by the Board of Directors, and sold in the manner specified in such Opinion of Counsel, will be the legal, valid and binding obligations of the Corporation entitled to the benefits of this Indenture, subject to applicable bankruptcy, reorganization, insolvency and other similar laws generally affecting creditors’ rights, to general equitable principles and to such other qualifications as, such counsel shall conclude do not materially affect the rights of holders of such Securities.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or otherwise in any manner as determined by the officers executing the same (execution thereof to be conclusive evidence of such approval).

SECTION 2.02. Authentication Agent and Form of Certificate of Authentication. The Corporation hereby appoints the Trustee as an authentication agent for the Securities. The Corporation may designate one or more additional authentication agent(s) for all of the Securities or for one or more series of the Securities; provided that the Trustee must consent in writing to such designation.

The following shall be the form of Certificate of Authentication provided by the Trustee or any authentication agent.

This is one of the Securities of the series designated herein issued under the Indenture described herein.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By
Authorized Signatory
Dated:

SECTION 2.03. Global Securities. If the Corporation shall establish pursuant to Section 3.01(10) that the Securities of all or part of a series are to be issued in whole or in part in the form of a global Security, such global Security shall be registered in the name of the Depositary for such global Security or the nominee of such Depositary and shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions.

ARTICLE III

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

SECTION 3.01. Title, Amount and Terms of Securities. The aggregate principal amount of Securities which may be authenticated and delivered and Outstanding under this Indenture is not limited. The Securities may be issued in an aggregate principal amount up to the aggregate principal amount of Securities from time to time authorized by or pursuant to a Board Resolution.

The Securities may be issued in one or more series, the terms of each of which shall be determined in or pursuant to a Board Resolution. With respect to each series of Securities, the following terms shall be specified in the Board Resolution relating thereto, or in an Officers’ Certificate detailing any actions taken pursuant to the Board Resolutions relating thereto:

(1) the title of the Securities (including cusip numbers) of that series (which shall distinguish the Securities of that series from Securities of all other series);

(2) any limit upon the aggregate principal amount of the Securities of that series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to Section 3.04, 3.05, 3.06, 4.06 or 11.04);

(3) the date or dates on which the principal of the Securities of that series is payable;

(4) the rate or rates, or the method to be used in establishing the rate or rates, at which the Securities of that series shall bear interest (if any), the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, the record date for the interest payable on any interest payment date and any other terms of payment of interest on the Securities of that series;

(5) if other than as provided in this Indenture, the place or places where the principal of (and premium, if any) and interest, if any, on Securities of that series shall be payable;

(6) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of that series may be redeemed, in whole or in part, at the option of the Corporation, if such Securities are to be subject to redemption;

(7) the obligation, if any, of the Corporation to redeem or purchase Securities of that series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of that series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(8) if other than denominations of $1,000 and any integral multiple thereof are to be authorized. the denominations in which Securities of that series shall be issuable;

(9) if other than the principal amount thereof, the portion of the principal amount of Securities of that series which shall be payable upon a declaration of acceleration of the maturity thereof pursuant to Section 7.01;

(10) if any of such Securities are to be issuable in global form, (i) when any of such Securities are to be issuable in global form; (ii) whether beneficial owners of interests in any such global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchange may occur, if other than in the manner specified in Section 3.04 hereof, and (iii) the name of the Depositary with respect to any global Security, provided that a Depositary must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation; and

(11) any other terms of that series.

SECTION 3.02. Denominations, Dates, Interest Payment and Record Dates, and Place of Payment. In the absence of any provision to the contrary with respect to the Securities of any particular series, the Securities shall be issuable as registered Securities without coupons in the denominations of $1,000 and any multiple of $1,000. Every Security shall be dated the date of its authentication and shall bear interest, if any, from the date specified in the Board Resolution authorizing the issuance thereof.

The person in whose name any Security is registered at the close of business on any record date (as hereinafter in this Section 3.02 defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Security upon any registration of transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if and to the extent the Corporation shall Default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names outstanding Securities are registered at the close of business on a subsequent record date established by notice given by mail by or on behalf of the Corporation to the holders of Securities not less than 15 days preceding such subsequent record date, such record date to be not less than five days preceding the date of payment of such defaulted interest. As used in this Section 3.02, the term “record date” for the interest payable on any Security on any interest payment date (except a date for payment of defaulted interest) shall mean the date, if any, specified in such Security as the “record date” for the interest payable on such Security on any interest payment date for such Security (except a date for payment of defaulted interest on such Security).

In the absence of any provision to the contrary with respect to the Securities of any particular series, payment of principal of (and premium, if any) and interest, if any, on the Securities of all series shall be made at the Corporate Office of the Trustee, or at any agency to be maintained by the Corporation for such purpose; provided, however, that payments of installments of interest, if any, on such Securities may be made at the option of the Corporation by check mailed to the addresses of the persons entitled thereto as such addresses appear in the Security register provided for in Section 3.04.

SECTION 3.03. Execution of Securities. The Securities shall be signed in facsimile in the name and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, Vice Chairman, President or any Vice President of the Corporation, under its corporate seal (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise), attested by its Secretary or an Assistant Secretary. Only such Securities as shall bear thereon a certificate of authentication substantially in the form set forth in Section 2.02, executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Corporation shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Corporation who shall have signed any of the Securities, shall cease to be such officer before the Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Corporation, such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Securities had not ceased to be such officer of the Corporation; and any Security may be signed on behalf of the Corporation by such persons as, at the actual date of the execution of such Security shall be the proper officers of the Corporation, although at the date of the execution of this Indenture any such person was not such an officer.

SECTION 3.04. Exchange and Registration of Transfer of Securities. Securities of any series may be exchanged for an equal aggregate principal amount of Securities of other authorized denominations of the same series. Securities to be exchanged shall be surrendered at the Corporate Office of the Trustee or at any agency to be maintained by the Corporation for such purpose, as provided in Section 5.02, and the Corporation shall execute and register, and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive.

The Corporation shall keep at the Corporate Office of the Trustee a register in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for registration of Securities and registration of transfers of Securities as in this Article Three provided. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times with reasonable prior notice such register shall be open for inspection by the Trustee and the Corporation. The Trustee is hereby appointed Security registrar for the purpose of registering Securities and registering the transfers of Securities as herein provided. Upon due presentment for registration of transfer of any Security of a particular series at such office or agency and compliance in full with the conditions of this Section 3.04, the Corporation shall execute, the Security registrar shall register, and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series for an equal aggregate principal amount.

All Securities presented for registration of transfer or for exchange or payment shall (if so required by the Corporation or the Security registrar) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation and the Security registrar duly executed by, the holder or his attorney duly authorized in writing.

No service charge shall be made for any exchange or registration of transfer of Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Unless otherwise specified with respect to the Securities of a specific series as contemplated by Section 3.01(10), if at any time a Depositary for any Securities of a series issued in global form notifies the Corporation that it is unwilling or unable to continue as Depositary for such Securities or if at any time a Depositary for any Securities of such series issued in global form shall no longer be eligible under the last clause of Section 3.01(10), the Corporation shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for such Securities is not appointed by the Corporation within 90 calendar days after the Corporation receives such notice or becomes aware of such ineligibility, or if an Event of Default with respect to such Securities has occurred and is continuing, such Securities shall, notwithstanding the terms of the Securities of such series established pursuant to Section 3.01(10), no longer be issued in global form and the Corporation will execute, and the Trustee, upon receipt of the Corporation’s written order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, in exchange for such global Security from the Depositary, Securities of such series in definitive form in authorized denominations, in an aggregate principal amount equal to the principal amount of each global Security previously delivered to such Depositary and having like terms and conditions.

The Corporation may at any time and in its sole discretion determine that the Securities of any series issued in the form of a global Security shall no longer be represented by such global Security. In such event the Corporation will execute, and the Trustee, upon receipt of the Corporation’s written order for the authentication and delivery of definitive Securities of such series, will authenticated and deliver, in exchange for such global Security, Securities of such series in definitive form in authorized denominations, in an aggregate principal amount equal to the principal amount of the Securities no longer to be represented by such global Security and having like terms and conditions.

If specified by the Corporation with respect to a series of Securities pursuant to Section 3.01(10), the Depositary for any Securities of such series represented by a global Security may surrender such global Security in exchange in whole or in part for definitive Securities of such series having like terms and conditions and in definitive form on such terms as are acceptable to the Corporation and such Depositary. At such Depositary’s request the Corporation shall thereupon execute, and the Trustee shall authenticate and deliver, (i) to each person specified by such Depositary a new definitive Security or Securities of the same series, having like terms and conditions and in any authorized denomination as requested by such person in aggregate principal amount equal to and in exchange for such person’s beneficial interest in the global Security so surrendered and (ii) to such Depositary a new global Security which is of like terms and conditions and in a denomination equal to the difference, if any, between the principal amount of the surrendered global Security and the aggregate principal amount of definitive Securities delivered to each such person as provided in clause(i).

Such Securities in definitive form issued pursuant to the preceding paragraphs of this Section 3.04 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants, or otherwise, shall instruct the Corporation. After authentication, the Trustee shall deliver such definitive Securities to the persons in whose names such Securities are so registered.

SECTION 3.05. Mutilated, Destroyed, Lost or Stolen Securities. In case any temporary or permanent Security shall become mutilated or be destroyed, lost or stolen, the Corporation in its discretion may execute, and upon the Corporation’s written request the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substituted Security shall furnish to the Corporation, to the Security registrar, any paying agent and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Corporation, to the Security registrar, to any paying agent and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

The Trustee may authenticate any substituted Security and deliver the same upon the written request or authorization of any officer of the Corporation. Upon the issuance of any substituted Security, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including counsel fees of the Corporation, the Trustee, any paying agent or Security registrar connected therewith. In case any Security which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Corporation may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Corporation, to the Security registrar, any paying agent and to the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Corporation, the Security registrar and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

Every substituted Security issued pursuant to the provisions of this Section 3.05 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Security shall be enforceable at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and shall preclude to the extent permitted by law any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 3.06. Temporary Securities. Pending the preparation of permanent Securities of any series, the Corporation may execute and the Trustee shall authenticate and deliver temporary Securities (printed or lithographed) of such series. Temporary Securities of any series shall be issuable in any authorized denomination, and substantially in the form of the permanent Securities of such series, but with such omissions, insertions and variations as may be appropriate for temporary Securities of such series, all as may be determined by the Corporation. Every such temporary Security shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the permanent Securities of such series. Without unreasonable delay the Corporation will execute and deliver to the Trustee permanent Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefore at the Corporate Office of the Trustee or at any agency to be maintained by the Corporation for such purpose as provided in Section 5.02, and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of permanent Securities of such series. Such exchange shall be made by the Corporation at its own expense and without any charge therefore except that the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under, and be subject to the terms and conditions of, this Indenture as permanent Securities of the same series authenticated and delivered hereunder.

SECTION 3.07. Cancellation of Securities Paid, etc. All Securities surrendered for the purpose of payment, exchange or registration of transfer shall, if surrendered to the Corporation or any agent for exchange and registration of transfer, be surrendered to the Trustee for cancellation and promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such cancelled securities in its customary manner. If the Corporation shall acquire any of the Securities, however, such acquisition shall not operate as a satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation.

SECTION 3.08. CUSIP Numbers. The Corporation in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Corporation will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE IV

REDEMPTION

SECTION 4.01. Applicability of This Article. Redemption of Securities (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern. Except as otherwise set forth in the form of Security for such series, each Security shall be subject to partial redemption only in the amount of $1,000 or integral multiples of $1,000.

SECTION 4.02. Election to Redeem: Notices to Trustee. The election of the Corporation to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Corporation of less than all of the Securities of any particular series, the Corporation shall, at least 45 days prior to the date fixed for redemption (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee of such date and of the principal amount of Securities of that series to be redeemed.

SECTION 4.03. Selection of Securities to Be Redeemed. If less than all the Securities of a particular series are to be redeemed, the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair (which may be by lot), the Securities or portions thereof of such series to be redeemed. The Trustee shall promptly notify the Corporation in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

If any Convertible Security selected for partial redemption by the Trustee pursuant to Section 4.03 is converted in part before termination of the conversion right with respect to the portion of the Convertible Security so selected, the converted portion of such Convertible Security will be deemed (so far as may be) to be the portion selected for redemption. Convertible Securities which have been converted during a selection of Convertible Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such Conversion.

SECTION 4.04. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not later than the thirtieth day, and not earlier than the sixtieth day, prior to the date fixed for redemption, to each holder of Securities to be redeemed, at his address as it appears on the registry books of the Corporation.

With respect to Securities of each series to be redeemed, each notice of redemption shall state:

(1) the identity of the securities, including cusip numbers;

(2) the date fixed for redemption for Securities of such series;

(3) the redemption price at which Securities of such series are to be redeemed;

(4) if less than all outstanding Securities of such particular series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

(5) that on the date fixed for redemption, the redemption price at which such Securities are to be redeemed will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;

(6) the place or places where such Securities are to be surrendered for payment of the redemption price at which such Securities are to be redeemed; and

(7) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Corporation shall be given by the Corporation or, at the Corporation’s request, by the Trustee in the name and at the expense of the Corporation. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

In addition to the requirements provided above, each notice of redemption with respect to Convertible Securities of each series to be redeemed must state the Conversion Rate, the date on which the right to convert the Convertible Securities to be redeemed will terminate and the places where such Convertible Securities may be surrendered for conversion.

SECTION 4.05. Deposit of Redemption Price. Prior to or on the redemption date specified in the notice of redemption given as provided in Section 4.04, the Corporation will deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption at the applicable redemption price, such deposit will be made before the deadline with which the Trustee or any paying agent must settle with the Depository Trust Company, if applicable.

When the Corporation deposits the redemption price of Securities called for redemption with the Trustee or paying agent on or prior to the redemption date as required above, the Corporation will not deposit the redemption price of those Convertible Securities called for redemption which have been converted prior to the date of deposit.

If any Convertible Security called for redemption is converted, any money deposited with the Trustee or so segregated and held in trust for the redemption of such Convertible Security shall be paid to the Corporation on Corporation Request.

SECTION 4.06. Payment of Securities Called for Redemption. If any notice of redemption has been given as provided in Section 4.04, the Securities or portions of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price. On presentation and surrender of such Securities at a place of payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Corporation at the applicable redemption price.

Upon presentation of any Security redeemed in part only, the Corporation shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Corporation, a new Security or Securities of the same series, of authorized denominations. in aggregate principal amount equal to the unredeemed portion of the Security so presented.

SECTION 4.07. Delegation of Duties by Trustee. Except in regard to Section 4.03, any reference in this Article to the Trustee with respect to its duties in regard to the redemption of any Securities shall be deemed to also include any entity designated by the Corporation with the written consent of the Trustee to act as its agent for the performance of all or any of its duties under this Article.

ARTICLE V

COVENANTS

SECTION 5.01. Payment of Principal and Interest. The Corporation will duly and punctually pay, or cause to be paid, the principal of (and premium, if any) and interest, if any, on each and every Security at the times and place and in the manner provided herein and in such Securities. Interest upon Securities shall be payable without presentment of such Securities, and only to or upon the written order of the registered holders thereof determined as provided in Section 3.02. The Corporation shall have the right to require a Securityholder, in connection with the payment of the principal of (and premium, if any) or interest, if any, on a Security, to present at the office or agency of the Corporation at which such payment is made a certificate, in such form as the Corporation may from time to time prescribe, to enable the Corporation to determine its duties and liabilities with respect to any taxes, assessments or governmental charges which it may be required to deduct or withhold therefrom under any present or future law of the United States of America or of any state, county, municipality or taxing or withholding authority therein, and the Corporation shall be entitled to determine its duties and liabilities with respect to such deduction or withholding on the basis of information contained in such certificate or, if no such certificate shall be so presented, on the basis of any presumption created by any such law, and shall be entitled to act in accordance with such determination.

SECTION 5.02. Maintenance of Office or Agency. So long as any Securities remain outstanding, the Corporation will maintain an office or agency where the Securities may be presented for payment, where the Securities may be presented for registration of transfer and exchange as in this Indenture provided and where notices or demands to or upon the Corporation in respect of the Securities or of this Indenture may be served. The Corporation hereby initially appoints the Trustee as its agent for all such purposes until otherwise designated by the Corporation in a written notice to the Trustee, the office or agency for all such purposes shall be the Corporate Office of the Trustee. In case the Corporation shall at any time designate a different office or agency for such purposes, but shall fail to maintain such office or agency, or shall fail to give notice to the Trustee of any change in the location thereof, presentation and demand may be made and notices may be served, in respect of the Securities or of this Indenture, at the Principal Office of the Trustee, and the Corporation hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

In addition to any such office or agency the Corporation may from time to time constitute and appoint one or more paying agents for the payment of such Securities, in one or more other cities, and may from time to time rescind such appointments, as the Corporation may deem desirable or expedient.

SECTION 5.03. To Fill a Vacancy in the Office of Trustee. The Corporation, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Article Eight, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 5.04. Appointment of Paying Agents; Money for Security Payments to Be Set Aside in Trust; Transfer or Moneys Held by Paying Agents. (a) If as to any series of Securities, the Corporation shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(1) that it will hold all sums held by it as such paying agent for the payment of the principal of (and premium, if any) or interest, if any, on such Securities in trust for the benefit of the holders of the Securities entitled thereto, or for the benefit of the Trustee, as the case may be, until such sums shall be paid out to such holders or otherwise as herein provided;

(2) that it will give the Trustee notice of any failure by the Corporation in the making of any deposit with such paying agent for the payment of principal of (and premium, if any) or interest, if any, on such Securities which shall have become payable and of any Default by the Corporation in making any payment of the principal of (and premium, if any) or interest on such Securities when the same shall be due and payable, and

(3) that it will at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent.

(b) If the Corporation shall act as its own paying agent as to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on such Securities, set aside and hold in trust for the benefit of the holders of such Securities entitled thereto a sum sufficient (together with any sums deposited with any other paying agent for such purpose) to pay such principal (and premium, if any) or interest, if any, so becoming due and will notify in writing the Trustee of any, failure by it to take such action. Whenever the Corporation shall have one or more paying agents with respect to any particular series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest if any on the Securities, deposit with a paying agent a sum sufficient to pay such principal (and premium, if any) or interest so becoming due, such sums to be held in trust for the benefit of the holders of such Securities entitled thereto, and (unless the paying agent is the Trustee) the Corporation will notify in writing the Trustee of failure by it to take such action.

(c) Anything in this Section 5.04 to the contrary notwithstanding, the Corporation may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture, or for any other purpose, pay or cause to be paid to the Trustee all sums held in trust by the Corporation or any paying agent as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained.

(d) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to the provisions of Sections 13.03 and 13.04.

SECTION 5.05. Maintenance of Corporate Existence, Rights and Franchises. So long as any of the Securities shall be outstanding, the Corporation will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises to carry on its business; provided that nothing in this Section 5.05 shall prevent (i) any consolidation or merger of the Corporation, or any sale or conveyance of all or substantially all its property and assets, permitted by Article Twelve, or (ii) the liquidation or dissolution of the Corporation after a sale or conveyance of all or substantially all its property and assets permitted by Article Twelve.

SECTION 5.06. Certificate as to No Default. The Corporation hereby agrees to deliver to the Trustee, within 120 days after the end of each fiscal year of the Corporation, an Officers’ Certificate, which need not comply with the provisions of Section 17.05, to the effect that, to the knowledge of the signers thereof, the Corporation is in compliance with all conditions and covenants under this Indenture determined without regard to any period of grace or requirement of notice provided hereunder, as required by Section 314(a)(4) of the Trust Indenture Act.

SECTION 5.07. Calculation of Original Issue Discount. If the Corporation has any Outstanding Securities issued with original issue discount that are outstanding during any calendar year, the Corporation shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE VI

SECURITYHOLDER LISTS AND REPORTS BY THE CORPORATION AND THE TRUSTEE

SECTION 6.01. Securityholder Lists. The Corporation covenants and agrees that, with respect to each series of Securities, it will furnish or cause to be furnished to the Trustee, (a) semiannually, not less than 45 days nor more than 60 days after (i) each record date for the payment of interest on any interest payment date (except a date for payment of defaulted interest) in the case of interest-bearing Securities or (ii) the last business day of each June and December in the case of non-interest-bearing Securities, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Corporation of any such request, a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Securities of such series as of a date not more than 15 days prior to the time such information is furnished; provided, however, that if the Trustee shall be the Security registrar, such list shall not be required to be furnished.

SECTION 6.02. Intentionally Omitted.

SECTION 6.03. Reports by the Corporation. (a) The Corporation covenants and agrees to file with the Trustee within 30 days after the Corporation is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Corporation may be required to file with said Commission pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Corporation is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and said Commission in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustees receipt of such shall not constitute constructive notice of any information contained there or determinable from information contained therein including the Corporation’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers Certificates.)

(b) The Corporation covenants and agrees to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Corporation with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained there or determinable from information contained therein, including the Corporation’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates.)

(c) The Corporation covenants and agrees to transmit by mail to all holders of Securities, as the names and addresses of such holders appear upon the registry books of the Corporation, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Corporation pursuant to subsection (a) or (b) of this Section 6.03 as may be required by rules and regulations prescribed from time to time by the Securities and Exchange Commission.

SECTION 6.04. Reports by the Trustee. (a) Within 60 days after each September 1 beginning with the September 1 following the date hereof, and for so long as any Securities remain outstanding, the Trustee shall mail to the Securityholders a brief report dated as of such reporting date that complies with Section 313(a) of the Trust Indenture Act (but if no event described in Section 313(a) of the Trust Indenture Act has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Section 313(b)(2) of the Trust Indenture Act. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the Trust Indenture Act.

(b) A copy of each report at the time of its mailing to the Securityholders shall be filed with the Securities and Exchange Commission and each stock exchange on which the Securities are listed in accordance with Section 313(d) of the Trust Indenture Act. The Corporation shall promptly notify the Trustee when the Securities are listed on any stock exchange or any delisting thereof.

ARTICLE VII

DEFAULTS AND REMEDIES

SECTION 7.01. Events of Default. Each of the following is an “Event of Default” with respect to any particular series of Securities:

(1) default in the due and punctual payment of any installments of interest upon any of the Securities of that series as and when the same shall become due and payable and continuance of such default for a period of 30 days; or

(2) default in the due and punctual payment of the principal of (or premium, if any, on) any of the Securities of that series as and when the same shall become due and payable either at maturity, by declaration as authorized by this Indenture, or otherwise; or

(3) failure on the part of the Corporation duly to observe or perform any other of the covenants or agreements on the part of the Corporation set forth in the Securities of that series or in this Indenture (other than those set forth exclusively in the terms of Securities of any series other than that series) continued for a period of sixty days after there has been given, by registered or certified mail, to the Corporation by the Trustee, or to the Corporation and the Trustee by the holders of at least thirty-three percent in principal amount of the Securities of that series at the time outstanding, a written notice specifying such failure and requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) the entry of a decree or order by a court having jurisdiction in the premises granting relief in respect of the Corporation in an involuntary case under the Federal Bankruptcy Code adjudging the Corporation a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Corporation under the Federal Bankruptcy Code or any other applicable Federal or State law, or appointing a receiver, liquidator, custodian, assignee, trustee, sequestrator (or other similar official) of the Corporation, or of any substantial part of the respective properties of either, or ordering the winding up or liquidation of the affairs of either, and the continuance of any such decree or order unstayed and in effect for a period of 120 days; or

(5) the institution by the Corporation of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Corporation to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Corporation of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or State law, or the consent by the Corporation to the filing of any such petition or to the appointment of a receiver, liquidator, custodian, assignee, trustee, sequestrator (or other similar official) of the Corporation, or of any substantial part of the respective properties of either, or the making by the Corporation of an assignment for the benefit of creditors, or the admission by the Corporation in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Corporation in furtherance of any such action.

In case one or more of the Events of Default specified above shall have occurred and be continuing with respect to any particular series of Securities, then and in each and every such case, unless the principal of all of the Securities of that series shall have already become due and payable, either the Trustee or the holders of not less than thirty-three percent in aggregate principal amount of the Securities of that series then outstanding hereunder, by notice in writing to the Corporation (and to the Trustee if given by Securityholders), may declare the principal or, in the case of Discounted Securities, such amount of principal as may be provided for in such Securities, of all the Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of that series contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after such principal or such amount of principal, as the case may be, shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Corporation shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Securities of that series and the principal of (and premium, if any, on) any and all Securities of that series which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal (and premium, if any) at the rate of interest (or, in the case of Discounted Securities, at the Yield to Maturity) borne by such Securities, to the date of such payment or deposit) and the expenses of the Trustee, and any and all Defaults under this Indenture with respect to the Securities of the series, other than the nonpayment of principal of (and premium, if any) and accrued interest on the Securities of that series which shall have become due by acceleration shall have been remedied-then and in every such case the holder of a majority in aggregate principal amount of the Securities of that series then outstanding, by written notice to the Corporation and to the Trustee, may waive all Defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default, or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Corporation and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Corporation and the Trustee shall continue as though no such proceeding had been taken.

SECTION 7.02. Payment of Securities on Default; Suit Therefor. The Corporation covenants that (a) in case Default shall be made in the payment of any installment of interest upon any of the Securities of any series as and when the same shall become due and payable, and such Default shall have continued for a period of thirty days, or (b) in case Default shall be made in the payment of the principal of (or premium, if any, on) any of the Securities of any series as and when the same shall have become due and payable, whether at maturity of the Securities of that series or by declaration or otherwise, then, upon demand of the Trustee, the Corporation will pay to the Trustee, for the benefit of the holders of such Securities, the whole amount that then shall have become due and payable on all such Securities for principal (and premium, if any) or interest, if any, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate of interest (or the Yield to Maturity in the case of Discounted Securities) borne by the Securities of that series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred, and all advances made, by the Trustee hereunder other than through its negligence or willful misconduct.

In case the Corporation shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Corporation or any other obligor on such Securities and collect in the manner provided by law out of the property of the Corporation or any other obligor on such Securities wherever situated the moneys adjudged or decreed to be payable. In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Corporation or any other obligor on the Securities of any series under the Federal Bankruptcy Code or any other applicable law, or in case a receiver, custodian or trustee shall have been appointed for the property of the Corporation or such other obligor, or in the case of any similar judicial proceedings relative to the Corporation or other obligor upon such Securities, or to the creditors or property of the Corporation or such other obligor, the Trustee, irrespective of whether the principal of such Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims, for the whole amount of principal (and premium, if any) and interest, if any owing and unpaid in respect of such Securities, and in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of such Securities allowed in such judicial proceedings relative to the Corporation or any other obligor on such Securities, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, custodian, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution.

All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities, or the production thereof in any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Securities in respect of which such judgment has been recovered.

SECTION 7.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the Securities in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses of collection and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or willful misconduct;

SECOND: In case the principal of the outstanding Securities in respect of which moneys have been collected shall not have become due and be unpaid, to the payment of interest, if any, on such Securities, in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate of interest (or the Yield to Maturity in the case of Discounted Securities) borne by such Securities, such payments to be made ratably to the persons entitled thereto;

THIRD: In case the principal of the outstanding Securities in respect of which moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon such Securities for principal (and premium, if any) and interest, if any, with interest on the overdue principal (and premium, if any) and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate of interest (or the Yield to Maturity in the case of Discounted Securities) borne by such Securities; and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon such Securities, then to the payment of such principal (and premium, if any) and interest without preference or priority of principal (and premium, if any) over interest, or of interest over principal (and premium, if any) or of any installment of interest over any other installment of interest, or of any such Security over any other such Security, ratably to the aggregate of such principal (and premium, if any) and accrued and unpaid interest; and,

FOURTH: To the payment of the remainder, if any, to the Corporation, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

SECTION 7.04. Proceedings by Securityholders. No holder of any Security of any series shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to a Responsible Officer of the Trustee written notice of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent in aggregate principal amount of the Securities of that series then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Trustee, that no one or more holders of Securities of that series shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the right of any other holder of such Securities, or to obtain or seek to obtain priority over or preference to any such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of that series.

Notwithstanding any other provisions in this Indenture, the right of any holder of any Security to receive payment of the principal of (and premium, if any) and interest, if any, on such Security, on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such holder.

SECTION 7.05. Proceedings by Trustee. In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 7.06. Remedies Cumulative and Continuing. All powers and remedies given by this Article Seven to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Default or an acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article Seven or by law to the Trustee or to the Securityholders may be

exercised from time to time and as often as may be deemed expedient by the Trustee or by the Securityholders.

SECTION 7.07. Direction of Proceedings and Waiver of Defaults By Majority of Securityholders. The holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method, and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series; provided, however, that (subject to the provisions of Section 8.01) the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by a trust committee of Responsible Officers shall determine that the action or proceedings so directed would involve the Trustee in personal liability. Prior to any declaration accelerating the maturity of the Securities of any series, the holders of a majority in aggregate principal amount of the Securities determined in accordance with Section 9.04 of that series at the time outstanding may on behalf of the holders of all Securities of that series waive any past Default or Event of Default hereunder and its consequences except a Default in the payment of the principal of (or premium, if any) or interest on the Securities of that series. Upon any such waiver the Corporation, the Trustee and the holders of such Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said Default or Event of Default shall for all Purposes of the Securities of such series and this Indenture with respect to such Securities be deemed to have been cured and to be not continuing.

SECTION 7.08. Notice of Defaults. The Trustee shall, within ninety days after the occurrence of a Default with respect to the Securities of any series, mail to all holders of such Securities, as the names and addresses of such holders appear upon the registry books of the Corporation, notice of all Defaults actually known to a Responsible Officer of the Trustee, unless such Defaults shall have been cured before the giving of such notice (the term “Defaults” for the purpose of this Section 7.08 being hereby defined to be the events specified in clauses (1), (2), (3), (4) and (5) of Section 7.01, not including periods of grace, if any, provided for therein and irrespective of the giving of the notice specified in clause (3) of Section 7.01); provided that, except in the case of Default in the payment of the principal of (or premium, if any) or interest, if any, on any such Securities, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers in good faith determines that the withholding of such notice is in the interests of the holders of such Securities.

SECTION 7.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than ten percent in principal amount of the Securities outstanding of any series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security against the Corporation on or after the due date expressed in such Security.

The provisions of this Section 7.09 will not apply to any suit instituted by a Securityholder for the enforcement of the right to convert any Convertible Security in accordance with Article Sixteen of this Indenture.

ARTICLE VIII

TRUSTEE

SECTION 8.01. Duties of Trustee. With respect to the Securities of any particular series the Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) with respect to the Securities of any particular series the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(a) prior to the occurrence of an Event of Default with respect to the Securities of any particular series and after the curing or waiving of all Events of Default with respect to the Securities of any particular series which may have occurred:

(1) the duties and obligations of the Trustee with respect to the Securities of such series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities of any particular series at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 8.02. Reliance on Documents, Opinions, etc. Subject to the provisions of Section 8.01

(1) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request, direction, order or demand of the Corporation mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution;

(3) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(4) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(5) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(6) prior to the occurrence of an Event of Default with respect to the Securities of any particular series hereunder and after the curing or waiving of all Events of Default with respect to the Securities of such series, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the holders of not less than a majority in principal amount of the Securities of such series then outstanding; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity satisfactory to it against such expense or liability as a condition to so proceeding;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(8) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(9) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder.

SECTION 8.03. No Responsibility for Recitals, etc. The recitals contained herein and in the Securities (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Securities. The Trustee shall not be accountable for the use or application by the Corporation of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

SECTION 8.04. Trustee, Paying Agent, Conversion Agent or Registrar May Own Securities. The Trustee or any paying agent, Conversion Agent or Security registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent, Conversion Agent or Security registrar.

SECTION 8.05. Moneys to Be Held in Trust. Subject to the provisions of Section 13.04, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Corporation to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Corporation, signed by an Officer of the Corporation.

SECTION 8.06. Compensation and Expenses of Trustee. The Corporation covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation as shall be agreed upon from time to time in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Corporation will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. The Corporation also covenants to indemnify the Trustee and its officers, directors, employees, representatives and agents and any predecessor Trustee for, and to hold it harmless against, any loss, claim, damage, liability or expense incurred without negligence or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Corporation under this Section 8.06 to compensate the Trustee, to indemnify and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall have a prior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities The provisions of this section shall survive the termination of this Indenture.

SECTION 8.07. Officers’ Certificate as Evidence. Subject to the provisions of Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 8.08. Conflicting Interest of Trustee. If the Trustee has or shall acquire any conflicting interest with respect to the Securities of any series, as defined in the Trust Indenture Act of 1939, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign with respect to the Securities of that series in the manner and with the effect prescribed by the Trust Indenture Act of 1939.

SECTION 8.09. Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State or Territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million dollars and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.10.

SECTION 8.10. Resignation or Removal of Trustee.

(a) The Trustee may at any time resign with respect to the Securities of one or more series by giving written notice of such resignation to the Corporation and by mailing notice thereof to the holders of Securities of such series at their addresses as they shall appear on the registry books of the Corporation. Upon receiving such notice of resignation, the Corporation shall promptly appoint a successor trustee or trustees with respect to the Securities of such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to each successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within sixty days after the mailing of such notice of resignation to the Securityholders of such series, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(1) the Trustee shall fail to comply with the provisions of subsection (a) of Section 8.08 after written request therefor by the Corporation or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months, or

(2) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Corporation or by any such Securityholder, or

(3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Corporation may remove the Trustee with respect to all Securities and appoint a successor trustee or trustees by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to each successor trustee, or, subject to the provisions of Section 7.09, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee or trustees. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee or trustees.

(c) The holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding may at any time remove the Trustee with respect to such series and nominate a successor trustee.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

SECTION 8.11. Acceptance by Successor Trustee. In the case of the appointment hereunder of a successor trustee with respect to all Securities, any successor trustee so appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Corporation and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein: nevertheless, on the written request of the Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. In case of the appointment hereunder of a successor trustee with respect to the Securities of one or more (but not all) series, the Corporation, the predecessor trustee and each successor trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to vest in, or confirm to, each successor trustee all the rights, powers, duties and obligations of the predecessor trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates, (2) if the predecessor trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, duties and obligations of the predecessor trustee with respect to the Securities of that or those series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and (3) shall add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the predecessor trustee shall become effective to the extent provided therein and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of the predecessor trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates; but, nevertheless, on the written request of the Corporation or any successor trustee, such predecessor trustee shall, upon payment of any amounts then due pursuant to Section 8.06 hereof, duly assign, transfer and deliver to such successor trustee all property and money held by such predecessor trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor trustee relates. Upon request of any such successor trustee, the Corporation shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor trustee all such rights, powers and trusts referred to in the two preceding sentences. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 8.06.

No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, the Corporation shall mail notice of the succession of such trustee hereunder to all holders of Securities of the series affected as the names and addresses of such holders appear on the registry books of the Corporation. If the Corporation fails to mail such notice in the prescribed manner within 30 days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Corporation.

SECTION 8.12. Succession by Merger, etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 8.13. Trustee’s Application for Instructions from the Corporation. The Trustee may apply in writing, sent by registered or certified mail, for instructions from the

Corporation regarding actions to be taken or omitted under the Indenture, and as part of the application, the Trustee may set forth the action proposed to be taken or omitted by it, and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Corporation actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 8.14. Preferential Collection of Claims Against the Corporation. The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of such Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

ARTICLE IX

CONCERNING THE SECURITYHOLDERS

SECTION 9.01. Action by Securityholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced, subject to Section 10.07, (a) by any instrument or any number of instruments of similar tenor executed by holders of such Securities in person or by agent or proxy appointed in writing, or (b) by the record of the holders of such Securities voting in favor thereof at any meeting of holders of such Securities duly called and held in accordance with the provisions of Article Ten, or (c) by a combination of such instrument or instruments and any such record of such a meeting of holders of such Securities.

SECTION 9.02. Proof of Execution by Securityholders. Subject to the provisions of Sections 8.01, 8.02 and 10.05, proof of the execution of any instruments by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Securities shall be proved by the registry books of the Corporation or by a certificate of the Security registrar. The record of any Securityholders’ meeting shall be proved in the manner provided in Section 10.06.

SECTION 9.03. Who Are Deemed Absolute Owners. The Corporation, the Trustee, any paying agent and any Security registrar may deem the person in whose name any Securities shall be registered upon the registry books of the Corporation to be, and may treat such person as, the absolute owner of such Security (whether or not such Security shall be overdue) for the purpose of receiving payment of or on account of the principal of (and premium, if any) and interest, if any, on such Security and for all other purposes; and neither the Corporation nor the Trustee nor any paying agent nor any Security registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order shall be valid, and, to the extent of the sum or sums so paid, effective to satisfy and discharge the liability for moneys payable upon any such Security. No holder of any beneficial interest in any global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such global Security, and such Depositary may be treated by the Corporation, the Trustee, any paying agent, any Security registrar and any agent of the Corporation or the Trustee as the owner of such global Security for all purposes whatsoever. None of the Corporation, the Trustee, any paying agent or any Security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records related to such beneficial ownership interests.

SECTION 9.04. Corporation-Owned Securities Disregarded. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Corporation or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Securities and that the pledge is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 9.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security the serial number of which is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Security issued in exchange or substitution therefore, irrespective of whether or not any notation in regard thereto is made upon such Security.

ARTICLE X

SECURITYHOLDERS’ MEETINGS

SECTION 10.01. Purposes of Meetings. A meeting of holders of Securities of one or more series may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

(1) to give any notice to the Corporation or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by such Securityholders pursuant to any of the provisions of Article Seven;

(2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Eight;

(3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

(4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities of one or more series under any other provision of this Indenture or under applicable law.

SECTION 10.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of holders of Securities of one or more series to take any action specified in Section 10.01, to be held at such time and at such place, as the Trustee shall determine. Notice of every such meeting of the Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Securities of each series affected at their addresses as they shall appear on the registry books of the Corporation. Such notice shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

SECTION 10.03. Call of Meetings by Corporation or Securityholders. In case at any time the Corporation, pursuant to a Board Resolution, or the holders of at least ten percent in aggregate principal amount of the Securities of one or more series then outstanding, shall have requested the Trustee to call a meeting of Securityholders of Securities of such series, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Corporation or such Securityholders may determine the time and the place in said City of Baltimore for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

SECTION 10.04. Qualifications for Voting. To be entitled to vote at any meeting of holders of Securities of any series a person shall (a) be a holder of one or more Securities of such series or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Securities of such series. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Corporation and its counsel.

SECTION 10.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as are necessary or as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Corporation or by the Securityholders as provided in Section 10.03, in which case the Corporation or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

Subject to the provisions of Section 9.04, at any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount (in the case of Discounted Securities, such principal amount to be determined as provided in the definition of the term “Outstanding”) of Securities held or represented by such Securityholder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time by a majority of those present. whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

SECTION 10.06. Voting. The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the holders of Securities or of their representatives by proxy and the principal amount of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amount of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Corporation and the other to the Trustee to be preserved by the Trustee. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 10.07. Written Consent in Lieu of Meeting. The written authorization or consent of the requisite percentage of Securityholders herein provided, entitled to vote at any such meeting, evidenced as provided in Article Nine and filed with the Trustee shall be effective in lieu of a meeting of Securityholders, with respect to any matter provided for in this Article Ten.

ARTICLE XI

SUPPLEMENT INDENTURES

SECTION 11.01. Supplemental Indentures Without Consent of Securityholders. The Corporation, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(1) to evidence the succession of another corporation to the Corporation, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Corporation pursuant to Article Twelve hereof;

(2) to add to the covenants of the Corporation such further covenants, restrictions or conditions for the protection of the holders of the Securities as the Board of Directors and the Trustee shall consider to be for the protection of the holders of Securities, and to make the occurrence, or the occurrence and continuance, of a Default in any of such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Trustee upon such Default;

(3) to provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with the Securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(4) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or to make such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interest of the holders of the Securities;

(5) to add to the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities, as herein set forth, other conditions, limitations and restrictions thereafter to be observed;

(6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Trusts hereunder by more than one Trustee, pursuant to the requirements of Section 8.11 hereof; or

(7) to provide for conversion rights of Securityholders pursuant to Section 16.11 of this Indenture.

The Trustee is hereby authorized to join with the Corporation in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Corporation and the Trustee without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 11.02.

SECTION 11.02. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Section 9.01) of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of all series affected by such supplemental indenture (voting as one class) at the time outstanding, the Corporation, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall extend the fixed maturity of any Security, or reduce the rate or change the method to be used in establishing the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discounted Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 7.01, or make the principal thereof or premium or interest thereon payable in any coin or currency other than that provided in such Securities, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Securities of the series affected then outstanding. A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the holders of Securities of any other series.

Upon the request of the Corporation, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Corporation in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 11.03. Compliance with Trust Indenture Act; Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article Eleven shall comply with the Trust Indenture Act of 1939, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Eleven, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Corporation and the holders of Securities of the series affected shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 11.04. Notation on Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eleven may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Corporation shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture, may be prepared and executed by the Corporation, authenticated by the Trustee and delivered in exchange for the Securities then outstanding.

SECTION 11.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. The Trustee, subject to the provisions of Sections 8.01 and 8.02, shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Eleven.

ARTICLE XII

CONSOLIDATION, MERGER AND SALE

SECTION 12.01. Corporation May Consolidate, etc., on Certain Terms. Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Corporation with or into any other corporation or corporations (whether or not affiliated with the Corporation), or successive consolidations or mergers in which the Corporation or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of all or substantially all the property of the Corporation to any other corporation (whether or not affiliated with the Corporation) authorized to acquire and operate the same; provided, however, and the Corporation hereby covenants and agrees, that upon any such consolidation, merger, sale or conveyance, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Corporation, shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation (if other than the Corporation) formed by such consolidation, or into which the Corporation shall have been merged, or by the corporation which shall have acquired such property.

SECTION 12.02. Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Corporation, such successor corporation shall succeed to and be substituted for the Corporation, with the same effect as if it had been named herein as the Corporation. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Constellation Energy Group, Inc. any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Corporation and delivered to the Trustee; and, upon the order of such successor corporation instead of the Corporation and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Corporation to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities of a particular series so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities of such series theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

Nothing contained in this Indenture or in any of the Securities shall prevent the Corporation from merging into itself any other corporation (whether or not affiliated with the Corporation) or acquiring by purchase or otherwise all or any part of the property of any other corporation (whether or not affiliated with the Corporation), provided that, immediately after such merger or acquisition, the Corporation shall not be in Default in the performance or observance of any of the terms, covenants and conditions of this Indenture to be kept or performed by it.

SECTION 12.03. Opinion of Counsel to Be Given To Trustee. The Trustee, subject to Sections 8.01 and 8.02, shall receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this Article.

ARTICLE XIII

SATISFACTION AND DISCHARGE

SECTION 13.01. Satisfaction and Discharge of Indenture. When (a) the Corporation shall deliver to the Trustee for cancellation all Securities theretofore authenticated

(other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 3.05) and not theretofore cancelled, or (b) all the Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year and the Corporation shall deposit with the Trustee or any paying agent, in trust, funds sufficient to pay at maturity all of the Securities (other than any Securities which shall have been mutilated, destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 3.05) not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest, if any, due or to become due to such date of maturity, but excluding, however, the amount of any moneys for the payment of the principal of (and premium, if any) or interest, if any, on the Securities (1) theretofore deposited with the Trustee or any paying agent and repaid by the Trustee or any paying agent to the Corporation in accordance with the provisions of Section 13.04, or (2) paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, and if in either case the Corporation shall also pay or cause to be paid all other sums payable hereunder by the Corporation, then this Indenture shall cease to be of further effect, and the Trustee, on demand of the Corporation accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 17.05 and at the cost and expense of the Corporation, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. The Corporation, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities.

SECTION 13.02. Deposited Moneys to Be Held in Trust by Trustee. All moneys deposited with the Trustee or any paying agent pursuant to Section 13.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Corporation if acting as its own paying agent), to the holders of the particular Securities for the payment of which such moneys have been deposited with the Trustee, or any paying agent, of all sums due and to become due thereon for principal (and premium, if any) and interest. All moneys deposited with the Trustee or any paying agent pursuant to Section 13.01 for the payment of Convertible Securities subsequently converted will be returned to the Corporation upon Corporation Request.

SECTION 13.03. Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent of the Securities (other than the Trustee) shall, upon demand of the Corporation, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

SECTION 13.04. Return of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee for payment of the principal of (or premium, if any) or interest on Securities of any series and not applied but remaining unclaimed by the holders of such Securities for two years after the date upon which the principal of (or premium, if any) or interest on such Securities, as the case may be, shall have become due and payable, shall on written request of the Corporation be repaid to the Corporation by the Trustee; and the holder of any of such Securities shall thereafter look only to the Corporation for any payment which such holder may be entitled to collect. Any reference to the Trustee in this Section 13.04 shall be deemed to also include any entity designated by the Corporation with the consent of the Trustee to act as its agent for the performance of all or any of its duties under this Section.

ARTICLE XIV

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 14.01. Indenture and Securities Solely Corporate Obligations. No recourse for the payment of the principal of (or premium, if any) or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Corporation in this Indenture or in any supplemental indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or of any successor corporation, either directly or through the Corporation or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

ARTICLE XV

SINKING FUNDS

SECTION 15.01. General. Any redemption of Securities of any series under any sinking fund as required or permitted by the terms of any Securities duly issued pursuant to this Indenture shall be made in accordance with such terms and this Article Fifteen.

The Securities of any series may be subject to redemption pursuant to a sinking fund, in whole or in part, as set forth in the form of Security for such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 15.02 hereof. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 15.02. Satisfaction of Sinking Fund Payments with Securities. The Corporation (1) may deliver to the Trustee for cancellation outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Corporation pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 15.03. Redemption of Securities for Sinking Fund. Not less than sixty days prior to each sinking fund payment date for any series of Securities, the Corporation will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series as permitted by Section 15.02 and will also deliver to the Trustee any Securities to be so delivered if not theretofore delivered. The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 4.03 and cause notice of the redemption thereof to be given in the manner provided in Section 4.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 4.05 and 4.06.

ARTICLE XVI

CONVERSION OF SECURITIES

SECTION 16.01. Conversion Privilege and Conversion Rate. Subject to and upon compliance with the provisions of this Article, at the option of the Securityholder thereof, any Convertible Security may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence for each series of Convertible Securities at the opening of business on and expire at the close of business on the dates set forth in or pursuant to the Board Resolution establishing the terms of that series, and specified in an Officers’ Certificate if not so specified in a Board Resolution, subject, in the case of any Convertible Security issued in global form, to any Applicable Procedures. In case a Convertible Security or portion thereof is called for redemption, such conversion right in respect of the Convertible Security, or portion thereof so called, shall expire at the close of business on the Business Day immediately preceding the Redemption Date for Convertible Securities of that series, unless the Corporation defaults in making the payment due upon redemption (subject as aforesaid to any Applicable Procedures with respect to Convertible Security issued in global form).

Convertible Securities of any series may be converted initially at a conversion rate (the “Conversion Rate”) set forth in or pursuant to the Board Resolution establishing the terms of that series and specified in an Officers’ Certificate if not so specified in a Board Resolution. The Conversion Rate for each outstanding series will be adjusted in certain instances as provided in Section 16.04.

SECTION 16.02. Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Securityholder of any Convertible Security to be converted shall surrender such Convertible Security, duly endorsed in blank, at any office or agency of the Corporation maintained for that purpose pursuant to Section 5.2 of this Indenture, accompanied by a duly signed conversion notice substantially in the form established by or pursuant to the

Board Resolution establishing the terms of such series stating that the Securityholder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Each Convertible Security surrendered for conversion (in whole or in part) during the Record Date Period (except in the case of any Convertible Security or portion thereof which has been called for redemption on a Redemption Date occurring within such Record Date Period and, as a result, the right to convert such Convertible Security would otherwise terminate in such period if not exercised) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the interest payable on such interest payment date on the initial principal amount of such Convertible Security (or part thereof, as the case may be) being surrendered for conversion. The interest so payable on such interest payment date with respect to any Convertible Security (or portion thereof, if applicable) that is surrendered for conversion during the Record Date Period shall be paid to the Securityholder of such Convertible Security as of such regular record date in an amount equal to the interest that would have been payable on such Convertible Security if such Convertible Security had been converted as of the close of business on such interest payment date. Interest payable on any interest payment date in respect of any Convertible Security surrendered for conversion on or after such interest payment date shall be paid to the Securityholder of such Convertible Security as of the regular record date next preceding such interest payment date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the interest payment date next preceding the conversion date, in respect of any Convertible Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the securities issued upon conversion. The Corporation’s delivery to the Securityholder of the number of shares of Common Stock (and cash in lieu of fractions thereof, as provided in this Indenture) into which a Convertible Security is convertible will be deemed to satisfy the Corporation’s obligation to pay the principal amount of the Convertible Security.

Convertible Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Convertible Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Securityholders of such Convertible Securities as Securityholders shall cease, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver to the Trustee, for delivery to the Securityholder (unless a different person is indicated on the Conversion Notice), a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 16.03.

In the case of any Convertible Security which is converted in part only, upon such conversion the Corporation shall execute and the Trustee shall authenticate and deliver to the Securityholder thereof, at the expense of the Corporation, a new Convertible Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of

U.S. $1,000 and the principal amount of such security to remain Outstanding after such conversion is equal to U.S. $1,000 or any integral multiple of $1,000 in excess thereof.

SECTION 16.03. Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of any Convertible Security or Securities. If more than one Convertible Security shall be surrendered for conversion at one time by the same Securityholder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Convertible Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Convertible Security or Securities (or specified portions thereof), the Corporation shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Closing Price Per Share at the close of business on the day of conversion.

SECTION 16.04. Adjustment of Conversion Rate. The Conversion Rate shall be subject to adjustments from time to time as follows:

(1) In case the Corporation shall pay or make a dividend or other distribution on shares of any class of capital stock payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing the Conversion Rate in effect immediately prior to such date by a fraction:

(i)	the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and

(ii)	the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

Such increase will become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

(2) Subject to the last sentence of paragraph (7) of this Section 16.04, in case the Corporation shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section 16.04) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than any rights, options or warrants that by their terms will also be issued to any Securityholder upon conversion of a Convertible Security into shares of Common Stock without any action required by the Corporation or any other person), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing the Conversion Rate in effect immediately prior to such date by a fraction:

(i)	the numerator of which will be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and

(ii)	the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase.

Such increase will become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any such rights, options or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights, options or warrants expire, or the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would have been in effect if the unexercised rights, options or warrants had never been granted or such determination date had not been fixed, as the case may be. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

(3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(4) Subject to the last sentence of paragraph (7) of this Section 16.04, in case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock or rights, options or warrants to subscribe for or purchase shares of any class of capital stock (other than any rights, options or warrants that by their terms will also be issued to any Securityholder upon conversion of a Convertible Security into shares of Common Stock without any action required by the

Corporation or any other person) or other property (including cash or assets or securities, but excluding (i) any rights, options or warrants referred to in paragraph (2) of this Section, (ii) any dividend or distribution paid exclusively in cash, other than those referred to in paragraphs (5) and (6) below, (iii) any dividend or distribution referred to in paragraph (1) of this Section and (iv) any consideration distributed in any merger or consolidation to which Section 16.11 applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction:

(i)	the numerator of which will be the current market price per share (determined as provided in paragraph (8) of this Section 16.04) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and

(ii)	the denominator shall be such current market price per share of the Common Stock.

Such adjustment will become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If after any such date fixed for determination, any such distribution is not in fact made, the Conversion Rate shall be immediately readjusted, effective as of the date that the Board of Directors determines not to make such distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed.

(5) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding cash distributed upon a merger or consolidation to which Section 16.11 applies) in an aggregate amount that, combined together with (I) the aggregate amount of any other all-cash distributions to all holders of its Common Stock made exclusively in cash within the 365-day period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section 16.04 has been made and (II) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of any non-cash consideration payable in respect of any tender offer by the Corporation or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 365-day period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (6) of this Section 16.04 has been made (the “combined cash and tender amount”) exceeds 10% of the product of the current market price per share (determined as provided in paragraph (8) of this Section 16.04) of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date (the “aggregate current market price”), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction:

(i)	the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 16.04) of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined cash and tender amount over 10% of such aggregate current market price divided by (y) the number of shares of Common Stock outstanding on such date for determination and

(ii)	the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 16.04) of the Common Stock on such date fixed for determination.

(6) In case a tender offer made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (I) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of any non-cash consideration payable in respect of any other tender offer by the Corporation or any Subsidiary for all or any portion of the Common Stock expiring within the 365-day period preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) or paragraph (5) of this Section 16.04 has been made and (II) the aggregate amount of any cash distributions to all holders of the Common Stock within 365-day period preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (5) of this Section 16.04 has been made (the “combined tender and cash amount”) exceeds 10% of the product of the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 16.04) as of the last time (the “Expiration Time”) tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time, then, and in each such case immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to the close of business on the date of the Expiration Time by a fraction

(i)	the numerator of which shall be equal to (A) the product of (I) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 16.04) on the date of the Expiration Time multiplied by (II) the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less (B) the combined tender and cash amount, and

(ii)	the denominator of which shall be equal to the product of (A) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 16.04) on the date of the Expiration Time multiplied by (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”).

(7) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 16.11 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of stockholders entitled to receive such distribution” and “the date fixed for such determination” within the meaning of paragraph (4) of this Section 16.04), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective” or “the day upon which such combination becomes effective,” as the case may be, and “the day upon which such subdivision or combination becomes effective” within the meaning of paragraph (3) of this Section 16.04). Rights, options or warrants issued by the Corporation to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of capital stock of the Corporation, which rights, options or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of shares of capital stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events (“Trigger Event”), shall for purposes of this Section 16.04 not be deemed issued or distributed until the occurrence of the earliest Trigger Event.

(8) For the purpose of any computation under paragraphs (2), (4), (5) or (6) of this Section 16.04, the current market price per share of Common Stock on any date shall be calculated by the Corporation and be the average of the daily Closing Prices Per Share for the five consecutive Trading Days selected by the Corporation commencing not more than 10 Trading Days before, and ending not later than the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

(9) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(10) The Corporation may make such increases in the Conversion Rate, for the remaining term of the Securities or any shorter term, in addition to those required by paragraphs (1), (2), (3), (4), (5) and (6) of this Section 16.04, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Corporation shall have the power to resolve any ambiguity or correct any error in this paragraph (10) and its actions in so doing shall, absent manifest error, be final and conclusive.

(11) Notwithstanding the foregoing provisions of this Section, no adjustment of the Conversion Rate shall be required to be made (a) upon the issuance of shares of Common Stock pursuant to any present or future plan for the reinvestment of dividends, (b) upon a change in the par value of the Common Stock or (c) because of a tender or exchange offer of the character described in Rule 13e-4(h)(5) under the Securities Exchange Act of 1934, as amended, or any successor rule thereto.

(12) To the extent permitted by applicable law, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during such period, and the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall give notice of the increase to the Securityholders in the manner provided in Section 17.03 hereof at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

SECTION 16.05. Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided:

(1) the Corporation shall compute the adjusted Conversion Rate in accordance with Section 16.04 hereof and shall prepare a certificate signed by the Chief Financial Officer or Treasurer of the Corporation setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and

(2) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Corporation to all Securityholders of Convertible Securities in accordance with Section 17.03.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any holder of Securities desiring inspection thereof at its office during normal business hours, and shall not be deemed to have knowledge of any adjustment in the Conversion Rate unless and until a Responsible Officer of the Trustee shall have received such a certificate. Until a Responsible Officer of the Trustee receives such a certificate, the Trustee and each Conversion Agent may assume without inquiry that the last Conversion Rate of which the Trustee has knowledge remains in effect.

SECTION 16.06. Notice of Certain Corporate Action. In case:

(1) the Corporation shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 16.04; or

(2) the Corporation shall authorize the granting to all or substantially all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

(3) of any reclassification of the Common Stock, or of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Corporation; or

(4) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 5.2 of this Indenture, and shall cause to be provided to all Securityholders in accordance with Section 17.03 hereof, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (4) of this Section 16.06. If at the time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Corporation with the Trustee.

The Corporation shall cause to be filed at the principal office of the Trustee and each office or agency maintained for the purpose of conversion of Convertible Securities pursuant to Section 5.02 of this Indenture, and shall cause to be provided to all Securityholders in accordance with Section 17.03 hereof, notice of any tender offer by the Corporation or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

SECTION 16.07. Corporation to Reserve Common Stock; Registration; Listing.

(1) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Convertible Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Convertible Securities.

(2) The Corporation covenants that so long as the Common Stock shall be listed on the New York Stock Exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed all Common Stock issuable upon conversion of the Convertible Securities, and the Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Convertible Securities prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

SECTION 16.08. Taxes on Conversions. Except as provided in the next sentence, the Corporation will pay all stamp taxes and other duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Convertible Securities pursuant hereto. The Corporation shall not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the Securityholder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Securityholder of the Convertible Security or Securities to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or duty, or has established to the satisfaction of the Corporation that such tax or duty has been paid.

SECTION 16.09. Covenant as to Common Stock. The Corporation agrees that all shares of Common Stock that may be delivered upon conversion of Convertible Securities, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 16.08 hereof, the Corporation will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 16.10. Cancellation of Converted Securities. All Convertible Securities delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.07 of this Indenture.

SECTION 16.11. Provision in Case of Consolidation, Merger or Sale of Assets. In case of any consolidation or merger of the Corporation with or into any other person or any merger of another person with or into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock ) or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Corporation (other than a sale of all or substantially all of the assets of the Corporation that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), the person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Securityholder of each Convertible Security then Outstanding shall have the right thereafter, during the period such Convertible Security shall be convertible as specified in Section 16.01 hereof, to convert such Convertible Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of Common Stock into which such Convertible Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock (i) is not (A) a person with which the Corporation consolidated or merged with or into or which merged into or with the Corporation or to which such conveyance, sale, transfer or lease was made, as the case may be (a “Constituent Person”), or (B) an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-electing Share”), then for the purpose of this Section 16.11 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section 16.11 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases.

Notice of the execution of such a supplemental indenture shall be given by the Corporation to the Securityholder of each Convertible Security as provided in Section 17.03 hereof promptly upon such execution.

Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Securityholders upon the conversion of their Convertible Securities after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers’ Certificate or an Opinion of Counsel with respect thereto, which the Corporation shall cause to be furnished to the Trustee upon request.

SECTION 16.12. Responsibility of Trustee for Conversion Provisions. The Trustee, subject to the provisions of Section 8.01 hereof, and any Conversion Agent shall not at any time be under any duty or responsibility to any Securityholder to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 8.01 hereof, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Convertible Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 8.01 hereof, nor any Conversion Agent shall be responsible for any failure of the Corporation to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 8.01 hereof, and any Conversion Agent shall not be responsible for any failure of the Corporation to comply with any of the covenants of the Corporation contained in this Article.

ARTICLE XVII

MISCELLANEOUS PROVISIONS

SECTION 17.01. Provisions Binding on Corporation’s Successors. All the covenants, stipulations, promises and agreements in this Indenture contained by the Corporation shall bind its successors and assigns whether so expressed or not.

SECTION 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Corporation shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Corporation.

SECTION 17.03. Notices. Any notice or communication by the Corporation or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other’s address: If to the Corporation:

Constellation Energy Group, Inc.

750 East Pratt Street

Baltimore, MD 21202

Attention: Treasurer

If to the Trustee:

Deutsche Bank Trust Company Americas

60 Wall Street, 27th Floor

MS: NYC60-2710

New York, NY 10005

Attention: Trust and Securities Services

With a copy to:

Deutsche Bank National Trust Company

for Deutsche Bank Trust Company Americas

25 De Forest Avenue

Second Floor, MS 50M01-0105

Summit, New Jersey 07801

Attention: Trust and Securities Services

Tel: 908-608-3191

Fax: 732-578-4635

The Corporation or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Securityholder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the registrar. Any notice or communication shall also be so mailed to any person described in Section 313(c) of the Trust Indenture Act, to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Corporation mails a notice or communication to Securityholders, it shall mail a copy to the Trustee at the same time.

SECTION 17.04. Communication by Securityholders with Other Securityholders. Securityholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture or any series of Securities. The Corporation, the Trustee and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

SECTION 17.05. Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Corporation to the Trustee to take any action under any of the provisions of this Indenture, the Corporation shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 17.06. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND EACH SECURITY WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 17.07. Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

SECTION 17.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Corporation, its subsidiaries or of any other person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 17.09. Severability. In case any provision in this Indenture or any Security, as the case may be, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 17.10. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 17.11. Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions.

SECTION 17.12. USA Patriot Act. The Corporation acknowledges that, in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions, is required to obtain, verify and record information that identifies each person or legal entity that opens an account. The Corporation agrees that it will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Deutsche Bank Trust Company Americas, as Trustee, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

IN WITNESS WHEREOF, Constellation Energy Group, Inc. has caused this Indenture to be signed in its corporate name and acknowledged by its duly authorized officer and Deutsche Bank Trust Company Americas, Trustee, has caused this Indenture to be signed by one of its authorized signatories, as of the day and year first written above.

CONSTELLATION ENERGY GROUP, INC.

By:	/s/ Jeanne M. Blondia
	Name:	Jeanne M. Blondia
	Title:	Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Richard L. Buckwalter
Name: Richard L. Buckwalter
Title: Vice President

By:	/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Assistant Vice President

SIGNATURE PAGE FOR INDENTURE

EXHIBIT A

FRONT

REGISTERED	REGISTERED

CUSIP

CONSTELLATION ENERGY GROUP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

[title]

If this Note is registered in the name of The Depository Trust Company (the “Depositary”) (55 Water Street, New York, New York) or its nominee, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Note is exchanged in whole or in part for Notes in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co. has an interest herein.

PRINCIPAL AMOUNT:

INTEREST RATE:

STATED MATURITY:

ORIGINAL ISSUE DATE:

ISSUE PRICE:

Constellation Energy Group, Inc., a Maryland corporation (herein called the “Company”, which term includes any successor corporation under the Indenture, as hereinafter defined), for value received, promises to pay to Cede & Co. or its registered assigns, the principal sum of                              on the Stated Maturity shown above and to pay interest on said principal sum from                     , at the fixed rate per annum shown above, semi-annually on                      (the “Interest Payment Date(s)”) of each year beginning                      until the Stated Maturity or upon redemption or repurchase of this Note. Each payment of interest payable on each Interest Payment Date and at Stated Maturity or, if applicable, upon redemption or repurchase shall include interest to, but excluding the relevant Interest Payment Date and the date of Stated Maturity or redemption, respectively. Said interest shall be computed on the basis of a 360-day year of twelve 30-day months. In the event this Note is issued between a Record Date (the                      and                      next preceding the

                     Interest Payment Dates) and an Interest Payment Date or on an Interest Payment Date, the first day that interest shall be payable will be on the Interest Payment Date following the next succeeding Record Date. In the event of a Default in the payment of interest, interest will be payable as provided in that certain Indenture dated as of July 24, 2006 (the “Indenture”), by and between the Company and Deutsche Bank Trust Company Americas, a corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture).

The Company has the option to redeem all or any part of the Note at any time prior to the Stated Maturity. The Company shall give notice by mail of any redemption at least 30 days, but not more than 60 days, before a redemption date. [insert make whole provisions if any] The Company shall pay a redemption price [insert information on redemption price]

Pursuant to the provisions of the Indenture, the Company will maintain an agency at Deutsche Bank Trust Company Americas in The City of New York, New York (the “Bank”), or at such other agencies as may from time to time be designated, where the Notes may be presented for payment, for registration of transfer and exchange, and where notices or demands to, or upon, the Company may be served.

The interest so payable on any                      will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the                      and                      next preceding the                      and                      Interest Payment Dates; provided, however, that interest payable at Stated Maturity or, if applicable, upon redemption or repurchase, shall be payable to the person to whom principal shall be payable. Payment of the principal of and interest on this Note will be made at the Bank in U.S. dollars; provided, however, that payments of interest (other than any interest payable at Stated Maturity or upon redemption or repurchase) may be made at the option of the Company (i) by checks mailed to the addresses of the persons entitled thereto as such addresses shall appear in the register of the Notes or (ii) by wire transfer to persons who are holders of record at such other addresses that have been filed with the Bank on or prior to the Record Date.

Payment of the principal, premium, if any, and interest payable at Stated Maturity, or, if applicable, upon redemption or repurchase, on this Note will be made in immediately available funds at the request of the holder provided that this Note is presented to the Bank in time for the Bank to make such payments in such funds in accordance with its normal procedures.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee or a duly designated authentication agent by manual signature, this Note shall not be entitled to any benefit under said Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Constellation Energy Group, Inc. has caused this instrument to be executed in its corporate name with the manual or facsimile signature of its President or a Vice President and a facsimile of its corporate seal to be imprinted hereon, attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated:

CONSTELLATION ENERGY GROUP, INC.

By:

ATTEST:                                                           [SEAL]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the Indenture described herein.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Authorized Signatory

(REVERSE)

CONSTELLATION ENERGY GROUP, INC.

[title]

This Note is one of a duly authorized issue of debt securities (the “Securities”) of the Company, of a series designated as its              Notes due                      (herein called the “Notes”), limited (except as otherwise provided in the Indenture) in aggregate principal amount to                     , issued and to be issued under the Indenture, to which Indenture and all relevant indentures supplemental thereto reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee, the Bank and the Securityholders and the terms upon which the Notes are, and are to be, authenticated and delivered. The Securities, of which the Notes constitute a series, may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. All capitalized terms not otherwise defined herein shall have the definitions assigned to them in the Indenture.

This Note may not be redeemed by the Company prior to Stated Maturity unless otherwise set forth on the face hereof. Notwithstanding Section 4.03 of the Indenture, pursuant to Section 4.01 thereof, and if so indicated on the face of this Note, this Note may be redeemed at the option of the Company on any date on or after the date set forth on the face hereof in whole or in part in increments of $1,000, at a redemption price or prices designated on the face hereof to be redeemed together with interest thereon payable to the date fixed for redemption. This Note may be so redeemed in whole or in part whether or not other Notes of the same series are redeemed.

Notice of redemption by the Company will be given by the Company by mail to holders of the Notes to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. The Bank may carry out the responsibilities to be performed by the Trustee required by Article Four of the Indenture.

The Company is not required to repurchase Notes from holders prior to Stated Maturity unless otherwise set forth on the face hereof. If so indicated on the face hereof, this Note may be repurchased by the Company at the option of the holder on the dates and at the prices designated thereon, in whole or in part in increments of $1,000, together with interest payable to the repurchase date. For book-entry notes, unless otherwise specified on the face of this Note, holders must deliver written notice to the Bank at least 30, but no more than 60, days prior to the date of repurchase, but no later than 5:00 p.m. New York City time on the last day for giving notice. The written notice must specify the principal amount to be repurchased and must be signed by a duly authorized officer of the Depositary participant (signature guaranteed). For definitive notes, unless otherwise specified on the face of this Note, holders must complete the “Option to Elect Repayment” on the reverse of this Note and then deliver this Note to the

Bank at least 30, but no more than 45, days prior to the date of repurchase, but no later than 5:00 p.m. New York City time on the last day for giving notice. All notices are irrevocable.

In the event of redemption or repurchase of this Note in part only, a new Note or Notes of this series, having the same Stated Maturity, optional redemption or repurchase provisions, Interest Rate and other terms and provisions of this Note, in authorized denominations in an aggregate principal amount equal to the unredeemed portion hereof will be issued in the name of the holder hereof upon the surrender hereof.

The Notes will not be subject to conversion, amortization or any sinking fund.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note may be registered on the register of the Notes, upon surrender of this Note for registration of transfer at the Bank, or at such other agencies as may be designated pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee or the Bank duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only as registered Notes without coupons in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of other authorized denominations having the same interest rate, Stated Maturity, optional redemption or repurchase provisions, if any, and Original Issue Date, as requested by the Securityholder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee, the Bank, the Security registrar and any agent of the Company, the Trustee, the Bank, or the Security registrar may treat the Securityholder in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee, the Bank, the Security registrar nor any such agent shall be affected by notice to the contrary.

If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of any series under the Indenture at any time by the Company with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding to be affected (voting as one class). The Indenture also permits the Company and the Trustee to enter into supplemental indentures without the consent of the holders of Securities of any series for certain purposes specified in the Indenture, including the making of such other provisions in regard to matters arising under the Indenture which shall not adversely affect the interest of the holders of such Securities. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

The Indenture provides that no holder of any Security of any series may enforce any remedy with respect to such series under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of a continuing Event of Default and after written request by the holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series and the offer to the Trustee of reasonable indemnity; provided, however, that such provision shall not prevent the holder hereof from enforcing payment of the principal of or interest on this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released. This Note shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

Assignee’s Social Security or Tax I. D. Number:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

(Print or Type Assignee’s Name, Address and Zip Code)

the within Note of the Company and hereby does irrevocably constitute and appoint

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

Attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature of Assignor

(Sign exactly as name appears on the face of the Note)

Dated:

EXHIBIT B

[FRONT]

REGISTERED	REGISTERED

No. FLR

[CUSIP]

Constellation Energy Group, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

FORM OF FLOATING RATE DEBT SECURITIES

[If this Note is registered in the name of The Depository Trust Company (the “Depositary”) (55 Water Street, New York, New York) or its nominee, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Note is exchanged in whole or in part for Notes in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co. has an interest herein.]

PRINCIPAL AMOUNT:

INITIAL INTEREST RATE:

STATED MATURITY:

INDEX MATURITY:

SPREAD:

ORIGINAL ISSUE DATE:

SPREAD MULTIPLIER:                                     %

ISSUE PRICE:

MAXIMUM INTEREST RATE:                                     %

MINIMUM INTEREST RATE:                                     %

CALCULATION AGENT:

INTEREST PAYMENT DATES:

(Monthly, Quarterly, Semi-Annually or Annually)

INTEREST RESET DATES:

(Daily, Weekly, Monthly, Quarterly, Semi-Annually or Annually)

INTEREST DETERMINATION DATES:

CALCULATION DATES:

INTEREST RATE BASIS (Check One):

☐ CD Rate

☐ Commercial Paper Rate

☐ LIBOR ( ☐ Reuters ☐ Telerate)

☐ Treasury Rate

☐ Federal Funds Effective Rate

☐ Prime Rate

☐ CMT Rate (☐ Telerate 7055) (☐ Telerate 7052)

REDEEMABLE AT THE OPTION OF THE COMPANY ON OR AFTER	REDEMPTION PRICES (% OF PRINCIPAL AMOUNT)
________________________________	________________________________
________________________________	________________________________
________________________________	________________________________
________________________________	________________________________

SUBJECT TO REPURCHASE AT THE OPTION OF THE HOLDER ON	REPURCHASE PRICES (% OF PRINCIPAL AMOUNT)
________________________________	________________________________
________________________________	________________________________
________________________________	________________________________
________________________________	________________________________

[Remarketing provisions, if any, to be included here]

Constellation Energy Group, Inc. a Maryland corporation (herein called the “Company” which term includes any successor corporation under the Indenture, as hereinafter defined), for value received, promises to pay to Cede & Co. or its registered assigns, the principal sum of                                                                                                DOLLARS on the Stated Maturity shown above and to pay interest on said principal sum from the Original Issue Date shown above if interest has not been paid on this Note or from the most recent Interest Payment Date for which interest has been paid or duly provided for until Stated Maturity or, if applicable, upon redemption or repurchase at the rate per annum determined in accordance with the provisions on the reverse hereof, depending on the Interest Rate Basis and the Spread and/or Spread Multiplier, as the case may be, specified above. Interest will be payable on each Interest Payment Date and at Stated Maturity or upon redemption or repurchase. Each payment of interest payable at Stated Maturity or, if applicable, upon redemption or repurchase shall include interest to, but excluding the date of Stated Maturity or redemption or repurchase. In the event this Note is issued between a Record Date (the date 15 calendar days prior to each Interest Payment Date whether or not such day shall be a Business Day) and an Interest Payment Date or on an Interest Payment Date, the first day that interest shall be payable will be on the Interest Payment Date following the next succeeding Record Date. In the event of a Default in the payment of interest, interest will be payable as provided in that certain Indenture dated as of July 24, 2006 (the “Indenture”), by and between the Company and Deutsche Bank Trust Company Americas, a corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture).

Pursuant to the provisions of the Indenture, the Company will maintain an agency at Deutsche Bank Trust Company Americas in The City of New York, New York (the “Bank”), or at such other agencies as may from time to time be designated, where the Notes may be presented for payment, for registration of transfer and exchange, and where notices or demands to, or upon, the Company may be served.

The interest so payable on the dates specified above will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the date 15 calendar days prior to each Interest Payment Date whether or not such day shall be a Business Day; provided, however, that interest payable at Stated Maturity or, if applicable, upon redemption or repurchase, shall be payable to the person to whom principal shall be payable. Payment of the principal of and interest on this Note will be made at the Bank in U.S. dollars; provided, however, that payments of interest (other than any interest payable at Stated Maturity or upon redemption or repurchase) may be made at the option of the Company (i) by checks mailed to the addresses of the persons entitled thereto as such addresses shall appear in the register of the Notes or (ii) by wire transfer to persons who are holders of record at such other addresses that have been filed with the Bank on or prior to the Record Date.

Payment of the principal, premium, if any, and interest payable at Stated Maturity, or, if applicable, upon redemption or repurchase, on this Note will be made in immediately available funds at the request of the holder provided that this Note is presented to the Bank in time for the Bank to make such payments in such funds in accordance with its normal procedures.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee or a duly designated authentication agent by manual signature, this Note shall not be entitled to any benefit under said Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Constellation Energy Group, Inc. has caused this instrument to be executed in its corporate name with the manual or facsimile signature of its President or a Vice President and a facsimile of its corporate seal to be imprinted hereon, attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated:

CONSTELLATION ENERGY GROUP, INC.

By:

ATTEST:	[SEAL]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the Indenture described herein.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Authorized Signatory

(REVERSE)

CONSTELLATION ENERGY GROUP, INC.

SERIES             , due

(FLOATING RATE NOTE)

This Note is one of a duly authorized issue of debt securities (the “Securities”) of the Company, of a series designated as its Series         , due                          (herein called the “Notes”), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $                    , issued and to be issued under the Indenture, to which Indenture and all relevant indentures supplemental thereto reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee, the Bank and the Securityholder and the terms upon which the Notes are, and are to be, authenticated and delivered. The Securities, of which the Notes constitute a series, may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. All capitalized terms not otherwise defined herein shall have the definitions assigned to them in the Indenture.

Commencing with the applicable Interest Reset Date first following the Original Issue Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset daily, weekly, monthly, quarterly, semi-annually or annually as shown on the face hereof. The interest rate per annum for each interest reset period shall be calculated on the applicable Interest Determination Date specified on the face hereof and shall be the Interest Rate Basis specified on the face hereof, determined in accordance with the provisions of the applicable heading below, adjusted by adding or subtracting a Spread and/or multiplying by a Spread Multiplier, as the case may be, specified on the face hereof; provided, however, that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date with respect to this Note will be the Initial Interest Rate specified on the face hereof and (ii) the interest rate in effect for the ten days immediately prior to the Stated Maturity or redemption or repurchase will be that in effect on the tenth day preceding such Stated Maturity or redemption or repurchase. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates, to, but not including, the next succeeding Interest Reset Date or until the Stated Maturity, or the date of redemption or repurchase, as the case may be. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day (as defined below), except that if the Interest Rate Basis specified on the face hereof is LIBOR, and if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Subject to provisions of applicable law and except as specified herein, on each Interest Reset Date the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

All percentages resulting from any calculation on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upward.

DETERMINATION OF CD RATE.

If the Interest Rate Basis on this Note is the CD Rate, the CD Rate with respect to this Note shall equal the rate on each Interest Determination Date designated on the face hereof for negotiable certificates of deposit having the Index Maturity designated on the face hereof as published in H.15(519) under the heading “CDs (Secondary Market).” In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date designated on the face hereof pertaining to such Interest Determination Date, then the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit having the Index Maturity as published in Composite Quotations under the heading “Certificates of Deposit.” If such rate was neither published in H.15(519) by 9:00 A.M., New York City time, on such Calculation Date nor in Composite Quotations by 3:00 P.M., New York City time, on such date, the CD Rate for that CD Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity in a denomination of $5,000,000; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the CD Rate as adjusted for the Spread and/or Spread Multiplier, as the case may be, for the immediately preceding interest reset period.

The CD Rate determined with respect to any Interest Determination Date will become effective on and as of the applicable Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to first Interest Reset Date will be the Initial Interest Rate specified on the face hereof, and (ii) the interest rate in effect for the ten days immediately preceding the Stated Maturity or redemption will be that in effect on the tenth day preceding such Stated Maturity or redemption.

DETERMINATION OF COMMERCIAL PAPER RATE.

If the Interest Rate Basis on this Note is the Commercial Paper Rate, the Commercial Paper Rate with respect to this Note shall equal the Money Market Yield (calculated as described below) of the rate on each Interest Determination Date designated on the face hereof for commercial paper having the Index Maturity designated on the face hereof as published in H.15(519) under the heading “Commercial Paper.” In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date designated on the face hereof pertaining to such Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on such Interest Determination Date for commercial paper having the Index Maturity as published in Composite Quotations under the heading “Commercial

Paper.” If such rate was neither published in H.15(519) by 9:00 A.M., New York City time, on such Calculation Date nor in Composite Quotations by 3:00 P.M., New York City time, on such date, the Commercial Paper Rate for that Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time, on that Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity designated on the face hereof placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the Commercial Paper Rate as adjusted for the Spread and/or Spread Multiplier, as the case may be, for the immediately preceding interest reset period.

“Money Market Yield” shall be a yield (expressed as a percentage rounded upwards, if necessary, to the next higher one-hundred thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 - (D x M)

where “D” refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the period for which interest is being calculated.

The Commercial Paper Rate determined with respect to any Interest Determination Date will become effective on and as of the applicable Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof; and (ii) the interest rate in effect for the ten days immediately preceding the Stated Maturity or redemption will be that in effect on the tenth day preceding such Stated Maturity or redemption.

DETERMINATION OF LIBOR.

If the Interest Rate Basis on this Note is LIBOR, LIBOR with respect to this Note will be determined by the Calculation Agent in accordance with the following provisions:

(a) With respect to any Interest Determination Date, LIBOR will be determined by either (i) the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity designated on the face hereof, commencing on the second Business Day immediately following such Interest Determination Date, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page, or (ii) the rate for deposits in U.S. dollars having the Index Maturity designated on the face hereof, commencing on the second Business Day immediately following such Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date. If neither Reuters Screen LIBO Page nor Telerate Page 3750 is specified on the face hereof, LIBOR will be determined as if Telerate Page 3750 had been specified.

(b) With respect to an Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page or no rate appears on Telerate Page 3750 for the applicable Index Maturity as described in (a) above, LIBOR will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such Interest Determination Date at which deposits in U.S. dollars having the Index Maturity designated on the face hereof are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent commencing on the second Business Day immediately following such Interest Determination Date and in a principal amount not less than $1,000,000 that in the Calculation Agent’s judgment is representative for a single transaction in such market at such time (a “Representative Amount”). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks having the specified Index Maturity commencing on the second Business Day immediately following such Interest Determination Date and in a Representative Amount; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as LIBOR as adjusted for the Spread and/or Spread Multiplier, as the case may be, for the immediately preceding interest reset period.

LIBOR determined with respect to any Interest Determination Date will become effective on and as of the applicable Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof and (ii) the interest rate in effect for the ten days immediately preceding the Stated Maturity or redemption will be that in effect on the tenth day preceding such Stated Maturity or redemption.

DETERMINATION OF FEDERAL FUNDS EFFECTIVE RATE.

If the Interest Rate Basis on this Note is the Federal Funds Effective Rate, the Federal Funds Effective Rate with respect to this Note shall equal with respect to each Interest Determination Date designated on the face hereof the rate on such date for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective)” or, if not so published prior to 11:00 A.M., New York City time, on the Calculation Date designated on the face hereof pertaining to such Interest Determination Date, then the Federal Funds Effective Rate will be the rate on such Interest Determination Date as published in Composite Quotations under the heading “Federal Funds/Effective Rate.” If such rate was neither published in H.15(519) by 11:00 A.M., New York City time, on such Calculation Date nor in Composite Quotations by 3:00 P.M., New York City time, on such date, the Federal Funds Effective Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates, as of 11:00 A.M., New York City time, on that Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the Federal Funds Effective Rate as adjusted for the Spread and/or Spread Multiplier, as the case may be, for the immediately preceding interest reset period.

The Federal Funds Effective Rate determined with respect to any Interest Determination Date will become effective on and as of the applicable Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof; and (ii) the interest rate in effect for the ten days immediately preceding the Stated Maturity or redemption will be that in effect on the tenth day preceding such Stated Maturity or redemption.

DETERMINATION OF PRIME RATE.

If the Interest Rate Basis on this Note is the Prime Rate, the Prime Rate with respect to the Note shall equal with respect to each Interest Determination Date designated on the face hereof the rate set forth on such date in H.15(519) under the heading “Bank Prime Loan.” In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date designated on the face hereof pertaining to such Interest Determination Date, then the Prime Rate will be the arithmetic mean (rounded upwards, if necessary, to the next higher one-hundred thousandth of a percentage point) of the rates of interest publicly announced by each bank that appear on the Reuters Screen USPRIMEONE Page as such bank’s prime rate or base lending rate as in effect for that Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIMEONE Page for the Interest Determination Date, the Prime Rate will be the arithmetic mean of the prime rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two quotations are provided, the Prime Rate shall be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500 million and being subject to supervision or examination by a Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the Prime Rate as adjusted for the Spread and/or Spread Multiplier, as the case may be, for the immediately preceding interest reset period.

The Prime Rate determined with respect to any Interest Determination Date will become effective on and as of the applicable Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof; and (ii) the interest rate in effect for the ten days immediately preceding the Stated Maturity or redemption will be that in effect on the tenth day preceding such Stated Maturity or redemption.

DETERMINATION OF TREASURY RATE.

If the Interest Rate Basis on this Note is the Treasury Rate, the Treasury Rate with respect to this Note shall equal with respect to each Interest Determination Date designated on the face hereof the rate for the most recent auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity designated on the face hereof as published in H.15(519) under the heading, “U.S. Government Securities/Treasury Bills/Auction Average (Investment)” or, if not so published by 9:00 A.M., New York City time, on the Calculation Date designated on the face hereof pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated on the face hereof are neither published in H.15(519) by 9:00 A.M., New York City time, on such Calculation Date, nor otherwise published or reported as provided above by 3:00 P.M., New York City time on such date, or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the Treasury Rate as adjusted for the Spread and/or Spread Multiplier, as the case may be, for the immediately preceding interest reset period.

The Treasury Rate determined with respect to any Interest Determination Date will become effective on and as of the applicable Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof; and (ii) the interest rate in effect for the ten days immediately preceding the Stated Maturity or redemption will be that in effect on the tenth day preceding such Stated Maturity or redemption.

DETERMINATION OF CMT RATE

If the Interest Rate Basis on this Note is the CMT Rate, the CMT Rate with respect to this Note shall equal with respect to each Interest Determination Date designated on the face hereof the rate displayed on the Designated CMT Telerate Page under the caption “...Treasury Constant Maturities.. Federal Reserve Board Release H.15... Mondays Approximately 3:45 P.M.,” under the column for the Index Maturity designated on the face hereof (i) if the Designated CMT Telerate Page is 7055, the rate for the applicable Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the Interest Determination Date occurs. If no page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Index Maturity designated on the face hereof as published in the relevant H.15 (519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Index Maturity on the face hereof (or other United States Treasury rate for such Index Maturity for that Interest Determination Date with respect to such Interest Reset Date) as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for that Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M. (New York City time) on that Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a “Reference Dealer”) in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States (“Treasury Note”) with an original maturity of approximately the Index Maturity designated on the face hereof and a remaining term to maturity of not less than such Index Maturity minus one year. If two Treasury Notes with an original maturity as described in the preceding sentence have remaining terms to maturity equally close to the Index Maturity designated on the face hereof, the quotes for the Treasury Note with the shorter remaining term to maturity will be used. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for that Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M. (New York City time) on that Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Index Maturity designated on the face hereof and a remaining term to maturity closest to such Index Maturity and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the rate of interest in effect for the applicable period will be the same as the CMT Rate as adjusted for the Spread and/or Spread Multiplier, as the case may be, for the immediately preceding Interest Reset Period.

The CMT Rate determined with respect to any Interest Determination Date will become effective on and as of the applicable Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof; and (ii) the interest rate, in effect for the ten days immediately preceding the Stated Maturity or redemption will be that in effect on the tenth day preceding such Stated Maturity or redemption.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. The Calculation Agent shall calculate the interest rate on this Note in accordance with the foregoing on each Interest Determination Date.

The Interest Rate on this Note will in no event be higher than the maximum rate permitted by Maryland law as the same may be modified by the United States law of general applicability.

The Calculation Agent will, upon the request of the Holder of this Note provide to such Holder the interest rate hereon then in effect and, if different, the interest rate which will become effective as of the next applicable Interest Reset Date.

If any Interest Payment Date specified on the face hereof would otherwise be a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day, except that if (i) the rate of interest on this Note shall be determined in accordance with the provisions of the heading “Determination of LIBOR” above, and (ii) such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. “Business Day” means any day other than a Saturday or Sunday that (a) is not a day on which banking institutions in the State of Maryland, or in New York, New York, are authorized or obligated by law or executive order to be closed, and (b) with respect to LIBOR Notes only, is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Interest payments for this Note will include interest accrued to but excluding the Interest Payment Dates; provided, however, that if the Interest Reset Dates with respect to this Note are daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include interest accrued to and including the Record Date next preceding such Interest Payment Date. Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid, as the case may be, shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date or from the last date to which interest shall have been paid, as the case may be, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for each such day shall be computed by dividing the interest rate (expressed as a decimal, rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) applicable to each such day by 360, in the case of the Commercial Paper Rate, CD Rate, LIBOR, Federal Funds Effective Rate or Prime Rate, or by the actual number of days in the year in the case of the Treasury Rate or the CMT Rate.

This Note may not be redeemed by the Company prior to Stated Maturity unless otherwise set forth on the face hereof. Notwithstanding Section 4.03 of the Indenture, pursuant to Section 4.01 thereof, and if so indicated on the face of this Note, this Note may be redeemed at the option of the Company, on any date on or after the date set forth on the face hereof in whole or in part in increments of $1,000, at a redemption price or prices designated on the face hereof to be redeemed together with interest thereon payable to the date fixed for redemption. This Note may be so redeemed in whole or in part whether or not other Notes of the same series are redeemed.

Notice of redemption or repurchase will be given by the Company by mail to holders of the Notes to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. The Bank may carry out the responsibilities to be performed by the Trustee required by Article Four of the Indenture.

The Company is not required to repurchase Notes from holders prior to Stated Maturity unless otherwise set forth on the face hereof. If so indicated on the face hereof, this Note may be repurchased by the Company at the option of the holder on the dates and at the prices designated thereon, in whole or in part in increments of $1,000, together with interest payable to the repurchase date. For book-entry notes, unless otherwise specified on the face of this Note, holders must deliver written notice to the Bank at least 30, but no more than 60, days prior to the date of repurchase, but no later than 5:00 p.m. New York City time on the last day for giving notice. The written notice must specify the principal amount to be repurchased and must be signed by a duly authorized officer of the Depositary participant (signature guaranteed). For definitive notes, unless otherwise specified on the face of this Note, holders must complete the “Option to Elect Repayment” on the reverse of this Note and then deliver this Note to the Bank at least 30, but no more than 45, days prior to the date of repurchase, but no later than 5:00 p.m. New York City time on the last day for giving notice. All notices are irrevocable.

In the event of redemption or repurchase of this Note in part only, a new Note or Notes of this series, having the same Stated Maturity, optional redemption or repurchase provisions, Interest Rate and other terms and provisions of this Note, in authorized denominations in an aggregate principal amount equal to the unredeemed portion hereof will be issued in the name of the holder hereof upon the surrender hereof.

[Remarketing provisions, if any, to be included here]

The Notes will not be subject to conversion, amortization or any sinking fund.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note may be registered on the register of the Notes, upon surrender of this Note for registration of transfer at the Bank, or at such other agencies as may be designated pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee or the Bank duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only as registered Notes without coupons in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of other authorized denominations having the same Interest Rate, Stated Maturity, optional redemption or repurchase provisions, if any, and Original Issue Date, as requested by the Securityholder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company, the Trustee, the Bank, the Security registrar and any agent of the Company, the Trustee, the Bank, or the Security registrar may treat the Securityholder in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee, the Bank, the Security registrar nor any such agent shall be affected by notice to the contrary.

If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of any series under the Indenture at any time by the Company with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding to be affected (voting as one class). The Indenture also permits the Company and the Trustee to enter into supplemental indentures without the consent of the holders of Securities of any series for certain purposes specified in the Indenture, including the making of such other provisions in regard to matters arising under the Indenture which shall not adversely affect the interest of the holders of such Securities. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

The Indenture provides that no holder of any Security of any series may enforce any remedy with respect to such series under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of a continuing Event of Default and after written request by the holders of not less than 25% in aggregate principal amount of the outstanding Securities of such series and the offer to the Trustee of reasonable indemnity; provided, however, that such provision shall not prevent the holder hereof from enforcing payment of the principal of or interest on this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

Assignee’s Social Security or Tax I. D. Number:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Print or Type Assignee’s Name, Address and Zip Code)

the within Note of the Company and hereby does irrevocably constitute and appoint

Attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature of Assignor
(Sign exactly as name appears on the face of the Note)

Dated: ____________

[HOLDER’S OPTION TO ELECT REPURCHASE]

[IN THE CASE OF CERTIFICATED NOTES ONLY]

The undersigned hereby irrevocably requests and instructs the Company to repurchase the within or attached Note (or portion thereof specified below) pursuant to its terms at a price equal to         % of the principal amount thereof, together with accrued interest, if any, to the repurchase date, to the undersigned, at

(Print or type name, address and phone number of the undersigned)

For the within or attached Note to be repurchased on the repurchase date, the Bank must receive at least 30, but not more than 45, days prior to the date of repurchase, but no later than 5:00 p.m. New York City time on the last day for giving notice, (i) this Note with the “Option to Elect Repayment” form duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name, address and telephone number of the holder of such Note, the principal amount of such Note, the amount of the Note to be repurchased, a statement that the option to elect repayment is being made thereby and a guarantee that the Note to be repaid with the form entitled “Option to Elect Repayment” on the reverse of such Note duly completed will be received by the Bank not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Note and form are received by the Bank by such fifth Business Day.

If less than the entire principal amount of the within or attached Note is to be repurchased, specify the portion to be repurchased: $                      and specify the denomination or denominations of the Note or Notes to be issued to the holder for the portion of the Note not being repurchased (in the absence of specific instruction, one such Note will be issued): $                    .

NOTICE: The signature to this Option to Elect Repayment must correspond with the names as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

Signature of Assignor
(Sign exactly as name appears on the face of the Note)

Dated: _______________

B-17